                                                                   EXHIBIT T3C-1

                                                    FOR DISCUSSION PURPOSES ONLY
                                                        THIS IS NOT A COMMITMENT



--------------------------------------------------------------------------------


                               KOMAG, INCORPORATED


                                   $7,000,000

                                 Initial Amount

                                       of


                          JUNIOR SECURED NOTES DUE 2007






                                    INDENTURE



                             Dated as of _____, 2002






                           BANK ONE TRUST COMPANY, NA

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*

 TRUST INDENTURE
 ---------------
   ACT SECTION                                                               INDENTURE SECTION
   -----------                                                               -----------------
   310(a)(1)                                                                    7.10
      (a)(2)                                                                    7.10
      (a)(3)                                                                    N/A
      (a)(4)                                                                    N/A
      (a)(5)                                                                    7.10
      (b)                                                                       7.10
      (c)                                                                       N/A
   311(a)                                                                       7.11
      (b)                                                                       7.11
      (c)                                                                       N/A
   312(a)                                                                       2.5
      (b)                                                                       13.3
      (c)                                                                       13.3
   313(a)                                                                       7.6
      (b)(2)                                                                    7.6
      (c)                                                                       7.6
      (d)                                                                       7.6
   314(a)                                                                       4.3;4.4
      (b)                                                                       10.9
      (c)(1)                                                                    12.4
      (c)(2)                                                                    12.4
      (c)(3)                                                                    N/A
      (d)                                                                       10.3;10.9;
                                                                                10.11;10.12
      (e)                                                                       13.4;13.5
      (f)                                                                       N/A
   315(a)                                                                       7.1
      (b)                                                                       7.5
      (c)                                                                       7.1
      (d)                                                                       7.1
      (e)                                                                       6.11
   316(a)(last sentence)                                                        2.9
      (a)(1)(A)                                                                 6.5
      (a)(1)(B)                                                                 6.4
      (b)                                                                       6.7
      (c)                                                                       13.13(d)
   317(a)(1)                                                                    6.8
      (a)(2)                                                                    6.9
      (b)                                                                       2.4
   318(a)                                                                       13.1

--------
*This Cross-Reference Table is not part of the Indenture.

 TRUST INDENTURE
 ---------------
   ACT SECTION                                                               INDENTURE SECTION
   -----------                                                               -----------------
      (b)                                                                       N/A
      (c)                                                                       N/A

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Article 1.        DEFINITIONS AND INCORPORATION BY REFERENCE................................1
   Section 1.1    Definitions................................................................1
   Section 1.2    Other Definitions.........................................................21
   Section 1.3    Incorporation by Reference of Trust Indenture Act.........................21
   Section 1.4    Rules of Construction.....................................................21

Article 2.        THE NOTES................................................................22
   Section 2.1    Form and Dating...........................................................22
   Section 2.2    Execution and Authentication..............................................23
   Section 2.3    Registrar and Paying Agent................................................23
   Section 2.4    Paying Agent to Hold Money in Trust.......................................24
   Section 2.5    Holder Lists..............................................................24
   Section 2.6    Transfer and Exchange.....................................................24
   Section 2.7    Replacement Notes.........................................................28
   Section 2.8    Outstanding Notes.........................................................28
   Section 2.9    Treasury Notes............................................................29
   Section 2.10   Temporary Notes...........................................................29
   Section 2.11   Cancellation..............................................................29
   Section 2.12   Payment of Interest; Defaulted Interest...................................29
   Section 2.13   CUSIP Numbers.............................................................30

Article 3.        REDEMPTION AND PREPAYMENT................................................30
   Section 3.1    Notices to Trustee........................................................30
   Section 3.2    Selection of Notes to Be Redeemed.........................................30
   Section 3.3    Notice of Redemption......................................................31
   Section 3.4    Effect of Notice of Redemption............................................31
   Section 3.5    Deposit of Redemption Price...............................................31
   Section 3.6    Notes Redeemed in Part....................................................32
   Section 3.7    Optional Redemption.......................................................32
   Section 3.8    Mandatory Redemption......................................................32

Article 4.        COVENANTS................................................................33
   Section 4.1    Payment of Notes..........................................................33
   Section 4.2    Maintenance of Office or Agency...........................................33
   Section 4.3    Reports...................................................................34
   Section 4.4    Compliance Certificate; Notices and Information...........................34
   Section 4.5    Taxes and Claims..........................................................37
   Section 4.6    Stay, Extension and Usury Laws............................................37
   Section 4.7    Maintenance of Properties; Insurance......................................37
   Section 4.8    Compliance with Laws, Etc.................................................37
   Section 4.9    Notification..............................................................38
   Section 4.10   Dividends, etc............................................................38
   Section 4.11   Dividend and Other Payment Restrictions Affecting Subsidiaries............38

   Section 4.12   Loans, Indebtedness, Investments, Secondary Liabilities...................39
   Section 4.13   Capital Raising Events....................................................41
   Section 4.14   Asset Sales...............................................................42
   Section 4.15   Liens.....................................................................43
   Section 4.16   Adjusted Tangible Net Worth...............................................43
   Section 4.17   Minimum Adjusted Net Working Capital......................................44
   Section 4.18   Total Cash Debt Service Coverage Ratio....................................45
   Section 4.19   Capital Expenditures......................................................45
   Section 4.20   Consolidated EBITDAR......................................................45
   Section 4.21   Corporate Existence.......................................................46
   Section 4.22   Payments for Consent......................................................46
   Section 4.23   Advances to Subsidiaries..................................................46
   Section 4.24   Amendments to Certain Agreements..........................................47
   Section 4.25   Transactions with Affiliates..............................................47
   Section 4.26   Restrictions on Senior or Pari Passu Indebtedness.........................48
   Section 4.27   Impairment of Rights......................................................48
   Section 4.28   Location of Inventory and Equipment.......................................48
   Section 4.29   Escrow Account............................................................49
   Section 4.30   Komag Bermuda.............................................................49
   Section 4.31   Further Assurances........................................................49

Article 5.        MERGERS, ETC.............................................................50
   Section 5.1    Consolidation, Merger or Acquisition......................................50

Article 6.        DEFAULTS AND REMEDIES....................................................50
   Section 6.1    Events of Default.........................................................50
   Section 6.2    Acceleration..............................................................53
   Section 6.3    Other Remedies............................................................53
   Section 6.4    Waiver of Past Defaults...................................................53
   Section 6.5    Control by Majority.......................................................53
   Section 6.6    Limitation on Suits.......................................................54
   Section 6.7    Rights of Holders of Notes to Receive Payment.............................54
   Section 6.8    Collection Suit by Trustee................................................54
   Section 6.9    Trustee May File Proofs of Claim..........................................54
   Section 6.10   Priorities................................................................55
   Section 6.11   Undertaking for Costs.....................................................55
   Section 6.12   Restoration of Rights and Remedies........................................56

Article 7.        TRUSTEE..................................................................56
   Section 7.1    Duties of Trustee.........................................................56
   Section 7.2    Certain Rights of Trustee.................................................57
   Section 7.3    Individual Rights of Trustee..............................................58
   Section 7.4    Trustee's Disclaimer......................................................58
   Section 7.5    Notice of Defaults........................................................58
   Section 7.6    Reports by Trustee to Holders of the Notes; Stock Exchange Listing........59
   Section 7.7    Compensation and Indemnity................................................59
   Section 7.8    Replacement of Trustee....................................................60

   Section 7.9    Successor Trustee by Merger, Etc..........................................61
   Section 7.10   Eligibility; Disqualification.............................................61
   Section 7.11   Preferential Collection of Claims Against Company.........................61
   Section 7.12   Authorization of Trustee to Take Other Actions............................61
   Section 7.13   Assignment of Rights, Not Assumption of Duties............................62
   Section 7.14   Limitation on Duty of Trustee in Respect of Collateral; Indemnification...62
   Section 7.15   Appointment of Co-Trustee.................................................62
   Section 7.16   No Liability for Clean-up of Hazardous Materials..........................64

Article 8.        DEFEASANCE AND COVENANT DEFEASANCE.......................................64
   Section 8.1    Option to Effect Legal Defeasance or Covenant Defeasance..................64
   Section 8.2    Legal Defeasance and Discharge............................................64
   Section 8.3    Covenant Defeasance.......................................................65
   Section 8.4    Conditions to Legal or Covenant Defeasance................................65
   Section 8.5    Deposited Money and Government Securities to Be Held in Trust; Other
                  Miscellaneous Provisions..................................................66
   Section 8.6    Repayment to the Company..................................................67
   Section 8.7    Reinstatement.............................................................67

Article 9.        AMENDMENT, SUPPLEMENT AND WAIVER.........................................67
   Section 9.1    Without Consent of Holders of Notes.......................................67
   Section 9.2    With Consent of Holders of Notes..........................................68
   Section 9.3    Compliance with Trust Indenture Act.......................................70
   Section 9.4    Revocation and Effect of Consents.........................................70
   Section 9.5    Notation on or Exchange of Notes..........................................70
   Section 9.6    Trustee to Sign Amendments, Etc...........................................70

Article 10.       COLLATERAL AND SECURITY..................................................71
   Section 10.1   Security..................................................................71
   Section 10.2   Grant of a Security Interest..............................................71
   Section 10.3   Collateral Matters........................................................71
   Section 10.4   Negotiable Collateral.....................................................72
   Section 10.5   Collection of Accounts, General Intangibles, and Negotiable Collateral....72
   Section 10.6   Power of Attorney.........................................................72
   Section 10.7   Grants, Rights and Remedies...............................................73
   Section 10.8   Survival..................................................................73
   Section 10.9   Recording and Opinions....................................................74
   Section 10.10  Protection of the Trust Estate............................................75
   Section 10.11  Certificates of the Company...............................................75
   Section 10.12  Certificates of the Trustee...............................................75
   Section 10.13  Authorization of Actions to Be Taken by the Trustee Under the Collateral
                  Documents, the Liquidity Facility Intercreditor Agreement and the Senior
                  Notes Intercreditor Agreement.............................................75
   Section 10.14  Trustee's Duties..........................................................76
   Section 10.15  Authorization of Receipt of Funds by the Trustee Under the Collateral
                  Documents.................................................................76
   Section 10.16  Cooperation of Trustee....................................................77

   Section 10.17  Collateral Agent..........................................................77
   Section 10.18  Representations and Warranties............................................77

Article 11.       SATISFACTION AND DISCHARGE...............................................79
   Section 11.1   Satisfaction and Discharge................................................79
   Section 11.2   Deposited Money and Government Securities to be Held in Trust; Other
                  Miscellaneous Provisions..................................................80
   Section 11.3   Repayment to Company......................................................80

Article 12.       SUBORDINATION OF NOTES...................................................81
   Section 12.1   Notes Subordinate to Senior Indebtedness Only.............................81
   Section 12.2   [Trustee to Effectuate Subordination......................................81
   Section 12.3   Notice to Trustee.........................................................81
   Section 12.4   Reliance on Judicial Order or Certificate of Liquidating Agent............82
   Section 12.5   Trustee Not Fiduciary for Holders of Senior Indebtedness..................82
   Section 12.6   Rights of Trustee.........................................................82
   Section 12.7   Article Applicable to Paying Agents.......................................83
   Section 12.8   Defeasance of this Article Twelve.........................................83
   Section 12.9   This Article Not To Prevent Events of Default.............................83
   Section 12.10  Representative of Senior Indebtedness.....................................83

Article 13.       MISCELLANEOUS............................................................83
   Section 13.1   Trust Indenture Act Controls..............................................83
   Section 13.2   Notices...................................................................83
   Section 13.3   Communication by Holders of Notes with Other Holders of Notes.............84
   Section 13.4   Certificate and Opinion as to Conditions Precedent........................85
   Section 13.5   Statements Required in Certificate or Opinion.............................85
   Section 13.6   Rules by Trustee and Agents...............................................85
   Section 13.7   No Personal Liability of Directors, Officers, Employees and Stockholders..85
   Section 13.8   Governing Law.............................................................85
   Section 13.9   No Adverse Interpretation of Other Agreements.............................86
   Section 13.10  Successors................................................................86
   Section 13.11  Severability..............................................................86
   Section 13.12  Counterpart Originals.....................................................86
   Section 13.13  Acts of Holders...........................................................86
   Section 13.14  Benefit of Indenture......................................................87
   Section 13.15  Table of Contents, Headings, Etc..........................................87

                                    EXHIBITS

EXHIBIT A        FORM OF NOTE

EXHIBIT B        FORM OF DEED OF TRUST FOR CALIFORNIA

EXHIBIT C        FORM OF TRUST DEED FOR OREGON

EXHIBIT D        FORM OF PLEDGE AGREEMENT

EXHIBIT E        FORM OF LIQUIDITY FACILITY INTERCREDITOR AGREEMENT

EXHIBIT F        FORM OF SENIOR NOTES INTERCREDITOR AGREEMENT

EXHIBIT G        FORM OF ACCOUNT CONTROL AGREEMENT

SCHEDULE 1.1          EXISTING LIENS
SCHEDULE 4.25         AFFILIATE TRANSACTIONS
SCHEDULE 4.28         LOCATION OF INVENTORY AND EQUIPMENT
SCHEDULE 10.18(B)     EXCEPTED EQUIPMENT
SCHEDULE 10.18(G)     LIST OF SUBSIDIARIES
SCHEDULE 10.18(H)(1)  REGISTERED PATENTS AND REGISTERED TRADEMARKS
SCHEDULE 10.18(H)(2)  INTELLECTUAL PROPERTY CLAIMS
SCHEDULE R-1          REAL PROPERTY

SCHEDULE A            SCHEDULED INCREASES TO PRINCIPAL IN RESPECT OF
                      DEFERRED INTEREST

                                                                           DRAFT

               INDENTURE dated as of _____, 2002 among Komag, Incorporated, a Delaware corporation (the "COMPANY") and Bank One Trust Company, NA , a national banking association (the "TRUSTEE").

               The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Junior Secured Notes due 2007 (the "NOTES"):

                                    RECITALS

               WHEREAS, HMT Technology Corporation ("HMT") issued certain 5 3/4% Convertible Subordinated Notes due 2004, in an original principal amount of $230,000,000.00 (the "BONDS") pursuant to that certain Indenture dated January 15, 1997 between HMT and State Street Bank and Trust Company of California, as Trustee;

               WHEREAS, the Company is the successor obligor on the Bonds pursuant to the terms of a First Supplemental Indenture dated October 2, 2000 and a Second Supplemental Indenture dated December 20, 2000.

               WHEREAS, on or about August 24, 2001, the Company filed a voluntary petition under the Bankruptcy Law (the "PETITION DATE"), thereby commencing Case Number 01-54143-JRG (the "CHAPTER 11 CASE") currently pending before the United States Bankruptcy Court for the Northern District of California (the "BANKRUPTCY COURT");

               WHEREAS, the Company's Plan of Reorganization requires that the Company issue certain "Class 6 PIK Notes" to certain holders of the Bonds;

               WHEREAS, it is anticipated that the Bankruptcy Court will enter its order confirming the Company's Plan of Reorganization; and

               NOW, THEREFORE, in consideration of the above recitals and in order to induce the Holders to purchase the Notes, the parties hereto agree as follows:

        ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

               Section 1.1      Definitions.

               "2 WIRE LEASE" means the sublease, dated January 10, 2000, by 2 Wire, Inc., a Delaware corporation, from the Company of all or a portion of the Real Property located at 1704 Automation Parkway, San Jose, California.

               "ACCOUNT CONTROL AGREEMENT" means the Securities Account Control Agreement substantially in the form of Exhibit G hereto, delivered under Sections 4.31 and Article 10 and made by Company in favor of the Trustee for the benefit of the Holders, as amended, supplemented or otherwise modified from time to time.

               "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               "ACCOUNTS" means all of the Company's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

               "ADJUSTED CURRENT ASSETS" means, with respect to the Company and its Consolidated Subsidiaries as of any date of determination (i) the Current Assets of the Company and its Consolidated Subsidiaries, minus (ii) the Non-Cash Deferred Tax Assets of the Company and its Consolidated Subsidiaries.

               "ADJUSTED CURRENT LIABILITIES" means, with respect to the Company and its Consolidated Subsidiaries as of any date of determination (i) the Current Liabilities of the Company and its Consolidated Subsidiaries, minus (ii) Non-Cash Deferred Tax Liabilities of the Company and its Consolidated Subsidiaries, minus (iii) the Current Maturities of Long Term Indebtedness, plus
(iv) to the extent not included in clause (i) above, all liabilities of the Company and its Consolidated Subsidiaries under the Liquidity Facility that are appropriately recorded as liabilities under GAAP.

               "ADJUSTED NET WORKING CAPITAL" means, with respect to the Company and its Consolidated Subsidiaries at any date of determination (i) the Adjusted Current Assets of the Company and its Consolidated Subsidiaries, minus (ii) the Adjusted Current Liabilities of the Company and its Consolidated Subsidiaries (excluding liabilities accrued in respect of the Company's non-cash stock-based deferred compensation program).

               "ADJUSTED TANGIBLE NET WORTH" means the excess of (a) total assets of the Company and its Consolidated Subsidiaries determined on a consolidated basis over (b) the sum of (without duplication) (x) consolidated liabilities of the Company and its Consolidated Subsidiaries determined on a consolidated basis (excluding liabilities accrued in respect of the Company's non-cash stock-based deferred compensation program), (y) all liabilities appropriately recorded under GAAP under the Liquidity Facility and (z) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the Company and its Consolidated Subsidiaries, excluding, however from the determination of total assets (i) all intangible assets, including, without limitation, Goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization and research and product development costs but excluding deferred income taxes), (ii) treasury stock and (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock.

               "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Securities of a Person shall be deemed to be Control. For purposes of this definition, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" have correlative meanings.

               "AGENT" means any Registrar, Paying Agent or co-registrar.

               "ANNUALIZED" means in respect of any amount with respect to the Company and its Consolidated Subsidiaries: (a) for the fiscal quarter ending June 30, 2002, such amount for such fiscal quarter multiplied by four, (b) for the fiscal quarter ending September 29, 2002, such amount for such fiscal quarter together with the immediately preceding fiscal quarter multiplied by two, (c) for the fiscal quarter ending December 29, 2002, such amount for such fiscal quarter, together with the immediately preceding two fiscal quarters multiplied by four-thirds (4/3), and (d) for each fiscal quarter ending on or after March 30, 2003, such amount for such fiscal quarter, together with the three immediately preceding fiscal quarters.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in the Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

               "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets or rights (including but not limited to sale and leaseback transactions); provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by Section 5.1 hereof and not by Section 4.14 hereof.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

               (a) any single transaction or series of related transactions entered into in the ordinary course of business that involves assets having a fair market value of less than $1.0 million;

               (b) the sale of inventory or obsolete furniture, fixtures, or equipment or other assets (including the licensing of intellectual property) in the ordinary course of business;

               (c) the sale or other disposition of Cash;

               (d) any sublease of Real Property with a term, including any period for which such sublease shall be renewable without the prior consent of the Company or relevant Subsidiary, of not greater than one (1) year; and

               (e) the 2 Wire Lease.

               "BANKRUPTCY COURT" has the meaning assigned to it in the recitals to this Indenture.

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

               "BOOKS" means all of the Company's now owned or hereafter acquired right, title, and interest with respect to the Company's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its or their respective Records indicating, summarizing or evidencing its assets (including the Collateral) or liabilities, all of the Company's or its Subsidiaries' respective Records relating to its or their business operations or financial condition, and all of its or their respective goods or General Intangibles related to such information).

               "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in New York are authorized or required by law to close.

               "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures (including, among others, by the expenditure of cash or the incurrence of Indebtedness) made in connection with the acquisition of any assets which are required to be capitalized pursuant to GAAP.

               "CAPITAL LEASE" means as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

               "CAPITAL RAISING EVENT" means any issuance or sale of Equity Interests or Debt Instruments described in clause (a), (b) or (c) of Section
4.13 hereof.

               "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH" means cash, cash equivalents or other investments of the type permitted in Section 4.12(a).

               "CHAPTER 11 CASE" has the meaning assigned to it in the recitals to this Indenture.

               "COLLATERAL" means all now owned or hereafter acquired assets and property of the Company, including, without limitation, each of the following to the fullest extent that the Company is permitted under applicable law to grant a security interest in such assets and property (in the case of Investment Property, as limited by the proviso in the definition thereof):

               (a)     the Accounts,

               (b)     the Books,

               (c)     the Equipment,

               (d)     the General Intangibles,

               (e)     the Inventory,

               (f)     the Investment Property,

               (g)     the Negotiable Collateral,

               (h)     the Real Property Collateral,

               (i) any money, or other assets of the Company (including any Intellectual Property of the Company) that now or hereafter come into the possession, custody, or control of the Trustee, and

               (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               Notwithstanding anything to the contrary contained in this definition, the term Collateral shall not include any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of the Company if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to the Trustee is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed
(a) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, or 9-408 of the UCC or other applicable law, or (b) so as to limit, impair or otherwise affect the Trustee's unconditional continuing security interests in and liens upon any rights or interests of the Company in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts), or (c) to limit, impair, or otherwise affect Trustee's continuing security interests in and liens upon any rights or interests of the Company in and to any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement.

               "COLLATERAL AGENT" means the Trustee or any person appointed by the Trustee as a Collateral Agent hereunder.

               "COLLATERAL DOCUMENTS" means, collectively, (i) the Deeds of Trust made by the Company as trustor, to the trustee thereunder, for the benefit of the Trustee, as beneficiary, as amended, modified or revised in accordance with its terms; (ii) the Pledge Agreement made by the Company to and for the benefit of the Trustee, as amended, modified or revised in accordance with its respective terms; (iii) the Account Control Agreement; and (iv) this Indenture.

               "COMPANY" has the meaning assigned to it in the preamble to this Indenture.

               "CONSOLIDATED CASH INTEREST EXPENSE" means for any period the sum of:

               (a) the aggregate of the interest expense with respect to Indebtedness of the Company and its Consolidated Subsidiaries (other than non-cash interest) for such period, on a consolidated basis as determined in accordance with GAAP (excluding the amortization of costs relating to original debt issuances and the amortization of debt discount) plus

               (b) without duplication, that portion of the Capital Leases of the Company and its Consolidated Subsidiaries representing the interest factor for such period as determined in accordance with GAAP plus

               (c) without duplication, dividends paid in respect of preferred stock of Consolidated Subsidiaries of the Company or Disqualified Stock of the Company to Persons other than the Company or a Wholly Owned Subsidiary.

               "CONSOLIDATED EBITDAR" means, with respect to the Company and its Consolidated Subsidiaries for any period, the result of, without duplication,
(i) the Consolidated Net Income for such period, plus (ii) the consolidated interest expense for such period determined in accordance with GAAP, whether paid or accrued, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation and amortization, plus (v) losses incurred on the sale of assets not in the ordinary course of business, plus (vi) Restructuring Charges, plus (vii) write-downs and charges required by pronouncements issued by the Financial Accounting Standards Board that do not and will not result in the expenditure of cash (e.g., SFAS 121), plus (viii) non-cash stock-based compensation (to the extent such compensation was included in computing Consolidated Net Income), less (ix) gains incurred on the sale of assets not in the ordinary course of business. Notwithstanding the foregoing, items (i) through (viii) of a Consolidated Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDAR only to the extent (and in the same proportion) that the Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of the Company.

               "CONSOLIDATED NET INCOME" means, with respect to the Company and its Consolidated Subsidiaries for any period, the aggregate of the Net Income of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Consolidated Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company,
(ii) the Net Income of any Consolidated Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is prohibited at the date of determination without any prior approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders except to the extent a corresponding amount would not be prohibited at the date of determination to be paid in any other manner to the Company by such Consolidated Subsidiary without any prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Consolidated Subsidiary or its stockholders, as certified by the Company in an Officer's Certificate, provided, however, that Net Income of any

Consolidated Subsidiary excluded from Consolidated Net Income pursuant to this clause (ii) as a result of any action taken by the Malaysian government that began during the immediately prior fiscal quarter which action is the subject of negotiations at the time of the determination of Consolidated Net Income shall be included in Consolidated Net Income for such period notwithstanding this clause (ii), (iii) the cumulative effect of a change in accounting principles shall be excluded, (iv) all other extraordinary gains and extraordinary losses determined in accordance with GAAP shall be excluded and (v) the effect of discontinued operations, as determined in accordance with GAAP, shall be excluded.

               "CONSOLIDATED SUBSIDIARY" or "CONSOLIDATED SUBSIDIARIES" of any Person means any corporation or other Person which, for financial reporting purposes, is required by GAAP to be consolidated into the financial statements of such Person or another Consolidated Subsidiary of such Person.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Company.

               "CURRENT ASSETS" means, with respect to any Person, all current consolidated assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding Indebtedness due from Affiliates.

               "CURRENT LIABILITIES" means, with respect to any Person, all current consolidated liabilities of such Person as of any date of determination calculated in accordance with GAAP, but excluding Indebtedness owed to Affiliates.

               "CURRENT MATURITIES OF LONG TERM INDEBTEDNESS" means the current maturities of long term Indebtedness of the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP, but excluding all or any portion of amounts owing under the Liquidity Facility.

               "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "DEEDS OF TRUST" means, collectively, (i) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing with respect to the Fremont Properties substantially in the form of Exhibit B hereto, made by the Company in favor of [ ], as trustee for the benefit of the Holders, as amended, supplemented or otherwise modified from time to time and (ii) the Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing with respect to the Eugene Property substantially in the form of Exhibit C hereto, made by the Company in favor of [ ], as trustee for the benefit of the Holders, as amended, supplemented or otherwise modified from time to time.

               "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "DEFINITIVE NOTES" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
Section 2.6 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "DELINQUENT TAX LIENS" means Liens on any Real Property Collateral for taxes, assessments or other governmental charges or levies that are at the time delinquent and not subject to a Permitted Protest that effectively suspends enforcement of such Lien.

               "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "DISQUALIFIED STOCK" means any Capital Stock, which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final maturity date of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the maturity of the Notes shall be deemed to be Disqualified Stock.

               "ELIGIBLE INSTITUTIONS" means those financial institutions identified as "Anchor Banks" by Bank Negara Malaysia from time to time.

               "EMPLOYEE BENEFIT PLAN" means any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in
Section 3(3) of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company.

               "EQUIPMENT" means all of Company's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

               "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company under Internal Revenue Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company under Internal Revenue Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any organization subject to ERISA that is a member of an affiliated service group of which the Company is a member under Internal Revenue Code

Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any party subject to ERISA that is a party to an arrangement with the Company and whose employees are aggregated with the employees of the Company under Internal Revenue Code Section 414(o).

               "ESCROW ACCOUNT" means the Escrow Account with a bank or trust company with not less than $100,000,000 in assets, as escrow agent, set up by the Company in accordance with Sections 4.14 and 4.29, which Escrow Account shall be pledged to the Trustee, for the benefit of the Holders, in accordance with Article 10 hereof.

               "EUGENE PROPERTY" means the real property, buildings, improvements, and other property located at 3950 W. 3rd Avenue, Eugene, Oregon.

               "EXCEPTED COMPANY" means Western Digital Corporation and each of the Restructure Lenders.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "FOREIGN SUBSIDIARY" means a Subsidiary of Company that is organized under the laws of a country other than the United States of America or any state, province, territory, or possession thereof.

               "FREMONT PROPERTY" means the real property, buildings, improvements, and other property located at (a) 47700 Kato Road and (b) 1055 Page Road, each in Fremont, California.

               "GAAP" means generally accepted accounting principles consistently applied set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

               "GENERAL INTANGIBLES" means all of the Company's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

               "GLOBAL NOTE" means the permanent global Note substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of

Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.6(f), which is required to be placed on the Global Note issued under this Indenture.

               "GOODWILL" of any Person means goodwill of such Person and its Consolidated Subsidiaries as determined in accordance with GAAP.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Capital Stock or capital ownership or otherwise, by any of the foregoing.

               "GOVERNMENT SECURITIES" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as a custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

               "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "HOLDER" means a Person in whose name a Note is registered.

               "INDEBTEDNESS" means, with respect to any Person: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, whether or not representing obligations for borrowed money, (c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of any other Person secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person for the deferred purchase price of assets (other than trade Indebtedness incurred in the ordinary course of such Person's business and repayable in accordance with customary trade practices), (f) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Indebtedness, lease, dividend, letter of credit, or other obligation of any other Person and (g) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in the Global Note through a Participant.

               "INTERCOMPANY NOTES" means (a) the Komag Malaysia Intercompany Note, (b) the Komag Bermuda Intercompany Note, and (c) one or more negotiable promissory notes evidencing other Indebtedness owed to the Company by any of its Subsidiaries.

               "INTERCREDITOR AGREEMENTS" means the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement.

               "INTEREST PAYMENT DATE" has the meaning specified therefor in the Notes.

               "INTERNAL REVENUE CODE" means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

               "INVENTORY" means all of Company's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Company as lessor, goods that are furnished by Company under a contract of service, and raw materials, work in process, or materials used or consumed in Company's business.

               "INVESTMENT PROPERTY" means all of Company's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the UCC and any supporting obligations in respect thereof; provided, that in the case of the Capital Stock of Foreign Subsidiaries of the Company, Investment Property shall be limited to only 65% of such shares of Stock.

               "KOMAG BERMUDA" means Komag (Bermuda) Ltd., a corporation organized under the laws of Bermuda.

               "KOMAG BERMUDA INTERCOMPANY NOTES" means one or more negotiable promissory notes executed and delivered by Komag Bermuda to the order of the Company.

               "KOMAG MALAYSIA" means Komag USA (Malaysia) Sdn., a corporation organized under the laws of Malaysia.

               "KOMAG MALAYSIA INTERCOMPANY NOTE" means one or more negotiable promissory notes executed and delivered by Komag Malaysia to the order of the Company.

               "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

               "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

               "LIQUIDITY FACILITY" means the Loan and Security Agreement, dated as of the date hereof, by and among the Company, Foothill Capital Corporation, as arranger and administrative agent, Ableco Finance LLC, as collateral agent, and the lenders party thereto, as such Loan and Security Agreement may be amended, modified or supplemented from time to time, or any Permitted Refinancing Indebtedness with respect thereto permitted pursuant to the terms of this Indenture, in an aggregate amount not to exceed at any one time outstanding
(x) $20,000,000 plus interest, fees and expenses minus (y) the aggregate amount of all Delinquent Tax Liens.

               "LIQUIDITY FACILITY INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Trustee, the collateral agent under the Liquidity Facility, the Senior Notes Trustee and the Company, substantially in the form attached hereto as Exhibit E, which shall be entered into concurrently with or prior to the issuance of the Notes in accordance with Section 7.12(b) hereof, as amended, supplemented or otherwise modified from time to time.

               "MANAGEMENT COMMITTEE" means:

               (1) with respect to a corporation or a limited liability company, the board of directors or the management committee, as applicable;

               (2) with respect to a partnership, the board of directors or management committee, as applicable, of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of that Person serving a similar function.

               "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the material impairment of Company's ability to perform its obligations under the Collateral Documents to which it is a party or of the Holders to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Holders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Trustee's Liens with respect to the Collateral.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on the consolidated financial condition or operations of the Company or which could reasonably be expected to have a material adverse effect on the Company's ability to perform its obligations under this Indenture, any of the Notes or any of the other Collateral Documents, having regard for its other financial obligations.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "NEGOTIABLE COLLATERAL" means all of Company's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

               "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP.

               "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale or Capital Raising Event (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Capital Raising Event), net of the direct costs relating to such Asset Sale or Capital Raising Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements other than, in the case of an Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

               "NON-CASH DEFERRED TAX ASSETS" means, with respect to any Person, any non-cash portion of deferred tax assets of such Person and its Consolidated Subsidiaries included in Current Assets, determined in accordance with GAAP.

               "NON-CASH DEFERRED TAX LIABILITIES" means, with respect to any Person, any non-cash portion of deferred tax liabilities of such Person and its Consolidated Subsidiaries included in Current Liabilities, determined in accordance with GAAP.

               "NON-MATERIAL SUBSIDIARIES" means Komag FSC (Barbados) Ltd., Komag Technology Partners, Komag Asia Pacific, Inc., and Komag Distribution Company, in each case for so long as the Company or any of its Subsidiaries shall not have, from the date of this Indenture, contributed any amount to the capital of, loaned any money to, transferred any assets to, or entered into any other transaction with, such Subsidiary.

               "NOTES" has the meaning assigned to it in the preamble to this Indenture.

               "OBLIGATIONS" means any principal, premium, interest, interest on overdue principal or premium, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, or otherwise, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable on the Notes or under this Indenture.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.5 hereof.

               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

               "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

               "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

               "PENSION PLAN" means a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 400 1 (a)(3) of ERISA), and to which the Company or any of its ERISA Affiliates, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

               "PERMITTED LIENS" means the following Liens of the Company and its Subsidiaries:

               (a) (i) Liens covering only the assets acquired with the related Indebtedness granted to secure payment of capitalized lease obligations incurred in connection with Capital Expenditures or with respect to "tooling,"
(ii) Liens granted to secure mortgage financings with respect to Real Property owned by the Company as of the date hereof, and (iii) Liens granted to secure payment of Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred under clause (i) or (ii) of this paragraph (a), in a maximum aggregate principal amount at any one time not to exceed $15,000,000 for all such Indebtedness incurred under clause (i), (ii) and (iii) of this paragraph (a);

               (b) Liens for taxes, assessments or other governmental charges or levies, including liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or subject to a Permitted Protest, provided that such Permitted Protest effectively suspends enforcement of such Lien;

               (c) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or subject to a Permitted Protest, provided that such Permitted Protest effectively suspends enforcement of such Lien;

               (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, customs bonds, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

               (e) judgment Liens in respect of judgments that do not otherwise constitute an Event of Default in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

               (f) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures (i) existing on the date hereof and set forth in the title report provided to the Trustee, or (ii) which do not materially detract from the value or materially impair the use by the Company and its Subsidiaries in the ordinary course of their business of the property subject thereto;

               (g) leases, subleases or licenses granted by the Company and its Subsidiaries to any other Person in the ordinary course of business;

               (h) Liens of sellers of goods to the Company and its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

               (i) deposit arrangements with suppliers, equipment vendors and the like made in the ordinary course of business;

               (j)     Liens taken by the Company on its Subsidiaries;

               (k) Liens granted by the Company to the Trustee or the Holders pursuant to or in connection with this Indenture and the other Collateral Documents;

               (l) Liens granted to the lenders or their agent pursuant to or in connection with the Liquidity Facility;

               (m)     Liens existing prior to the date hereof and set forth on
Schedule 1.1; and

               (n) Liens granted to the Senior Notes Trustee pursuant to or in connection with the Senior Notes and the Senior Notes Indenture.

               "PERMITTED PRIORITY LIENS" means all Permitted Liens other than
(i) the Liens described in paragraph (b) of the definition of the term "Permitted Liens" and (ii) the Liens described in paragraphs (a) and (c) of the definition of the term "Permitted Liens" securing the payment of money in an aggregate principal amount at any one time in excess of $2,000,000.

               "PERMITTED PROTEST" means the right of the Company to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the Company in an amount equal to such obligation, (b) any such protest is instituted and diligently prosecuted by the Company in good faith, and (c) the Company certifies to the Trustee that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Trustee's Liens in and to the Collateral.

               "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or of any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or of any of its Subsidiaries (other than intercompany Indebtedness) incurred pursuant to Section 4.12(i) or Section 4.12(k); provided, that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

               (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (4) the Indebtedness is incurred either by the Company or by the Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (5) in the case of Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Indebtedness incurred pursuant to Section 4.12(k), the Company shall not have consummated an Asset Sale with respect to a material portion of the Real Property Collateral prior to the date of such issuance.

               "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "PETITION DATE" has the meaning assigned to it in the recitals to this Indenture.

               "PLAN OF REORGANIZATION" means the Chapter 11 Modified First Amended Plan of Reorganization of the Company filed in the Chapter 11 Case on April 5, 2002, as amended and as it may be further modified or amended from time to time; provided, that any amendment or modification materially adverse to the Restructure Lenders shall have been consented to by the Restructure Lenders.

               "PLEDGE AGREEMENT" means the Stock Pledge Agreement substantially in the form of Exhibit D hereto, dated as of the Closing, made by Company in favor of the Trustee for the benefit of the Holders, as amended, supplemented or otherwise modified from time to time.

               "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by the Company.

               "REAL PROPERTY COLLATERAL" means all owned real property of the Company and the related improvements thereto identified on Schedule R-1, including without limitation, the Fremont Properties, the Eugene Property, and any Real Property hereafter acquired by the Company.

               "RECORD" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

               "RECORD DATE" has the meaning specified therefor in the Notes.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "RESPONSIBLE OFFICER" shall mean when used with respect to the Trustee (a) any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

               "RESTRUCTURING CHARGES" means all expenses incurred by the Company and its Consolidated Subsidiaries, as applicable, related to the Company's Chapter 11 Case, including expenses related to the implementation of the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), and, to the extent not classified as "reorganization items" pursuant to SOP-97, expenses related to bankruptcy claims, expenses related to the write-down of assets and any other expenses incurred by the Company and its Consolidated Subsidiaries, as applicable, in connection with the Company's Chapter 11 Case.

               "RESTRUCTURE LENDERS" means those lenders under that certain Loan Restructure Agreement dated as of June 1, 2000 with Fleet National Bank f/k/a BankBoston, N.A., a national banking association, as agent for such lenders, and the Company.

               "S&P" means Standard & Poor's Ratings Group (a division of The McGraw Hill Companies, Inc.), or any successor rating agency.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SENIOR INDEBTEDNESS" means any of the obligations of the Company
(i) to pay principal and interest under the Senior Notes; provided, however, that to the extent indebtedness on account of principal of the Company under the Senior Notes exceeds $128,832,000, such obligations shall not be "Senior Indebtedness" under this Indenture, and (ii) to pay principal and interest under the Liquidity Facility; provided, however, that to the extent indebtedness on account of principal of the Company under the Liquidity Facility exceeds $15.0 million, such obligations shall not be "Senior Indebtedness" under the Indenture.

               "SENIOR NOTES" means the Senior Secured Notes due 2007 issued by the Company pursuant to the Senior Notes Indenture in the aggregate original principal amount of $128,832,000.

               "SENIOR NOTES ESCROW ACCOUNT" means the escrow account with a bank or trust company with not less than $100,000,000 in assets, as escrow agent, set up by the Company in accordance with the Senior Notes Indenture, which escrow account shall be pledged to the Senior Notes Trustee for the benefit of the holders of the Senior Notes and, subject to the terms of the Senior Notes Intercreditor Agreement, the Holders.

               "SENIOR NOTES INDENTURE" means that certain Indenture dated as of the date hereof between the Company and the Senior Notes Trustee, relating to the Senior Notes.

               "SENIOR NOTES INTERCREDITOR AGREEMENT" means that certain agreement among the Trustee, the Senior Notes Trustee and the Company, substantially in the form attached hereto as Exhibit F, which shall be entered into concurrently with or prior to the issuance of the Notes in accordance with Section 7.12(b) hereof, as amended, supplemented or otherwise modified from time to time.

               "SENIOR NOTES TRUSTEE" means The Bank of New York, as trustee for the holders of the Senior Notes, and any successor trustee under the Senior Notes Indenture.

               "SUBSIDIARY" means, with respect to any specified Person:

               (1) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or a combination thereof).

               "TERMINATION EVENT" means (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or
(c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Pension Plan, or (f) the imposition of a lien pursuant to
Section 412(n) of the Internal Revenue Code.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "TOTAL CASH DEBT SERVICE COVERAGE RATIO" means, with respect to the Company and its Consolidated Subsidiaries, for each fiscal quarter, the ratio of (x) the greater of (i) Annualized Consolidated EBITDAR of the Company and its Consolidated Subsidiaries and (ii) Consolidated EBITDAR of the Company and its Consolidated Subsidiaries for such fiscal quarter, and each of the three immediately preceding fiscal quarters, to (y) the sum of (without duplication)
(i) Annualized Consolidated Cash Interest Expense of the Company and its Consolidated Subsidiaries and (ii) scheduled cash payments with respect to the amortization of Indebtedness paid during such fiscal quarter and each of the three immediately preceding fiscal quarters.

               "TRUSTEE" has the meaning assigned to it in the preamble to this Indenture.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Trustee's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by

               (2) the then outstanding principal amount of that Indebtedness.

               "WHOLLY OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and by one or more Wholly Owned Subsidiaries of such Person or by one or more Wholly Owned Subsidiaries of such Person.

               Section 1.2     Other Definitions.

                                                                           DEFINED
                                                                             IN
                                    TERM                                   SECTION
       "ACT".....................................................           13.13
       "AFFILIATE TRANSACTION"...................................            4.25
       "AGGREGATE PROCEEDS"......................................            3.8
       "AUTHENTICATION ORDER"....................................            2.2
       "CAPITAL RAISING PROCEEDS"................................            4.13
       "COVENANT DEFEASANCE".....................................            8.3
       "DEBT INSTRUMENT".........................................            4.12
       "DTC".....................................................            2.3
       "EVENT OF DEFAULT"........................................            6.1
       "INCUR"...................................................            4.12
       "LEGAL DEFEASANCE"........................................            8.2
       "INTELLECTUAL PROPERTY"...................................           10.18
       "MANDATORY REDEMPTION TRIGGERING EVENT"...................            3.8
       "PAYING AGENT"............................................            2.3
       "REGISTRAR"...............................................            2.3
       "REMAINING ASSET SALE PROCEEDS"...........................            4.14
       "REMAINING CAPITAL RAISING PROCEEDS"......................            4.13
       "TRUSTEE'S LIENS".........................................           10.2

               Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

               Section 1.4 Rules of Construction. Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "or" is not exclusive;

               (d) words in the singular include the plural, and in the plural include the singular;

               (e) provisions apply to successive events and transactions;

               (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

               (g) references to the outstanding principal amount at any time of any Note shall be to the outstanding principal amount thereof at such time as such amount shall have been increased from any addition of deferred interest in accordance with the terms of such Note and this Indenture; and

               (h) As used in the definitions relating to Collateral, the terms "accounts", "chattel paper", "consumer goods", "deposit account", "document", "electronic chattel paper", "equipment", "farm products", "goods", "instrument", "inventory", "letter-of-credit rights", "payment intangible", "proceeds", "supporting obligations" and "tangible chattel paper" have the respective meanings ascribed thereto in Article 9 of the UCC.

                              ARTICLE 2. THE NOTES

               Section 2.1     Form and Dating.

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in registered form without coupons. Notes issued on the date of original issuance of Notes hereunder shall be issued only in minimum denominations of $100 and larger integral multiples of $1.00. As to any Note issued thereafter (including on any exchange or transfer or any issuance of Notes in accordance with Section 4.1) there shall be no minimum denomination or integral multiple requirements.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Note. The Note issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Definitive Notes shall be issued substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount at maturity (without taking into account any increases due to deferred interest) of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby shall be increased through the addition of deferred interest, if any, as provided in the Notes and may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Whenever as a result of any optional or mandatory redemption or an exchange for Definitive Notes pursuant to Section 2.6 hereof, a Global Note is redeemed, repurchased or exchanged in part, an endorsement will be made to the Global Note so that the principal amount of the Global Note shall be equal to the portion thereof not so redeemed, repurchased or exchanged. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian in accordance with the terms hereof and of the Global Note and otherwise in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

               Section 2.2 Execution and Authentication. One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company seal shall be reproduced on the Notes and may be in facsimile form.

               If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an "AUTHENTICATION ORDER"), authenticate the Notes for original issue up to the initial aggregate principal amount stated in paragraph 5 of the Notes. The aggregate principal amount of Notes outstanding at any time (without taking into account any increases due to deferred interest) may not exceed such amount except as provided in Section 2.7 hereof.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

               Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such to the extent that it determines that it may do so. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

               The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

               Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent with respect to the Notes. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

               Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Company shall otherwise comply with TIA Section 312(a).

               Section 2.6     Transfer and Exchange.

               (a) Transfer and Exchange of the Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary, or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in clause (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, that is not a Definitive Note shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in
Section 2.6(b) or (c) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

Beneficial interests in the Global Note shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Note also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                    (i) Transfer of Beneficial Interests in the Global Note. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                    (ii) All Other Transfers and Exchanges of Beneficial Interests in the Global Note. In connection with all transfers and exchanges of beneficial interests that are not subject to
               Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures causing to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the participant to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the Global Note pursuant to Section 2.6(g) hereof.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note, pursuant to Section 2.6(g).

               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

               (f) Global Note Legend. The Global Note shall bear a legend in substantially the following form:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               (g) Cancellation or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note or for Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly, in the case of an exchange for Definitive Notes, and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such exchange or reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in the Global Note, the Global Note shall be increased accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary in accordance with applicable procedures to reflect such increase.

               (h) General Provisions Relating to Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Company's order or at the Registrar's request.

                    (ii) No service charge shall be made to a holder of a beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.8, 4.13, 4.14 and 9.5 hereof).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) The Global Note and all Definitive Notes issued upon any registration of transfer or exchange of the Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding interest payment date.

                    (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                    (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                    (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                    (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee to their reasonable satisfaction against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable United States Federal or state securities law.

                    (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               Section 2.7 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

               Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

               Section 2.8 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

               If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               If the aggregate principal amount of any Note (taking into account any increases in principal due to deferred interest) is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, by no later than 12:00 noon Eastern Time on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

               Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

               Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

               Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

               Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange
Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

               Section 2.12     Payment of Interest; Defaulted Interest.

               (a) Each of the Notes shall bear interest at 12% per annum from ______________, 2002 or from the most recent date to which interest has been paid or duly provided for in accordance with Section 4.1 hereof until the principal amount thereof is paid. Interest shall be paid to the Person whose name the Note is registered as provided in the Notes.

               (b) If the Company defaults in a payment of interest on the Notes when due, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date or, in the case of the payment of non-cash defaulted interest, to the Persons who are Holders on the date of such payment, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such cash interest to be paid.

               Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                      ARTICLE 3. REDEMPTION AND PREPAYMENT

               Section 3.1 Notices to Trustee. If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.7 hereof, or is required to redeem the Notes pursuant to the mandatory redemption provisions of Section 3.8, it shall furnish to the Trustee, at least 20 days but not more than 60 days before a redemption date (unless the Trustee agrees to a shorter notice period), an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed, (iii) the redemption price and (iv) a revised Schedule A as to (x) the aggregate amount of deferred interest scheduled to be added to principal on all of the Notes on each Interest Payment Date, and (y) the aggregate amount of interest scheduled to be paid in cash together with the principal amount of the Notes at maturity, all based on the same assumptions as those set forth in Schedule A but taking into account the principal amount of the Notes to be so redeemed as well as any prior redemptions or other prepayments of principal of the Notes.

               Section 3.2 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed in the United States, or, if the Notes are not listed, on a pro rata basis, or, to the extent that the Trustee shall have determined that selection on a pro rata basis is not feasible, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount outstanding to be redeemed. No Notes in amounts of $100 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $100 or larger integral multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed.

Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

               Section 3.3 Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed, contain a copy of the revised Schedule A furnished under Section 3.1 in connection with such redemption, and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on the portion of such Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

               Section 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

               Section 3.5 Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay in cash the redemption price of and accrued interest in cash on all Notes to be redeemed on that date.

The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid cash interest thereon shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

               Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered (taking into account any increases in principal due to deferred interest in accordance with the terms of the Notes). No Notes of $1.00 or less shall be redeemed in part.

               Section 3.7 Optional Redemption. The Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the principal amount outstanding thereof plus accrued interest thereon that has not been paid or duly provided for, to the applicable redemption date (subject, in the case of a redemption on or after a Record Date but on or prior to the related Interest Payment Date, to the right of Holders of record on the relevant Record Date to receive any cash interest due on the related Interest Payment Date in accordance with Section 3.5). If less than all of the Notes are to be redeemed at any time of redemption, the provisions of this Indenture relating to the redemption of the Notes shall relate to the portion of the aggregate principal amount of the Notes which has been or is to be redeemed.

               Section 3.8 Mandatory Redemption. At any time the sum (the "AGGREGATE PROCEEDS") of (x) the aggregate amount of all Remaining Capital Raising Proceeds and (y) the aggregate amount of all Remaining Asset Sale Proceeds exceeds $5 million (a "MANDATORY REDEMPTION TRIGGERING EVENT"), the Company shall make a mandatory redemption of Senior Notes to the extent required under the Senior Notes Indenture; provided, however, that if any such Aggregate Proceeds remain after application to any such redemption of Senior Notes, the Company shall, within 60 days of such Mandatory Redemption Triggering Event, redeem the maximum principal amount of the Notes that may be redeemed out of any such remaining Aggregate Proceeds. Such redemption of the Notes shall be made upon not less than 15 nor more than 60 days' notice, at the principal amount outstanding thereof plus accrued interest thereon that has not been paid or duly provided for, to the applicable redemption date (subject, in the case of a redemption on or after a Record Date but on or prior to the related Interest Payment Date, to the right of Holders of record on the relevant Record Date to receive any cash interest due on the related Interest Payment Date in accordance with Section 3.5). Pending the final application of any Remaining Capital Raising Proceeds or Remaining Asset Sale Proceeds, the Company or the applicable Subsidiary, as the case may be, may invest such proceeds in Cash which shall be pledged to the Senior Notes Trustee to the extent required by the Senior Indenture and, to the extent not so required, shall be pledged to the Trustee as security for the Holders of the Notes.

               The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes other than as set forth in this Section 3.8.

                              ARTICLE 4. COVENANTS

               Section 4.1 Payment of Notes The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided herein and in the Notes. Unless the Company has elected, in its sole discretion, to pay interest in cash in accordance with the following sentence, on each Interest Payment Date the outstanding principal amount of each Note shall be automatically increased by the amount of interest to be paid on such Interest Payment Date in respect of such Note, and upon any such automatic increase the Company shall be deemed to have paid and duly provided for such interest payment on such Interest Payment Date; provided, however, that if the payment of interest by addition to principal in the manner provided in this sentence shall for any reason be prohibited by applicable law on any Interest Payment Date, the Company shall be obligated, instead, to deliver an additional Note, substantially in the form of Exhibit A hereto, to each Holder in an aggregate principal amount equal to the interest due on such Holder's Notes on such Interest Payment Date, and as provided in Section 2.1 no requirements as to minimum denominations shall apply to any such additional Notes. The Company may elect to pay interest due on any Interest Payment Date in cash rather than in kind, provided that the Company has so elected and notified the Trustee and the Paying Agent at least __ Business Days prior to the related Record Date that such payment shall be made in cash, such notice to be accompanied by a revised Schedule A as to (x) the aggregate amount of deferred interest scheduled to be added to the principal on all of the Notes on each Interest Payment Date subsequent to the Interest Payment Date on which the Company has elected to pay interest in cash, and (y) the aggregate amount of interest scheduled to be paid in cash together with the principal amount of the Notes at maturity, all based on the same assumptions as those set forth in Schedule A but taking into account such cash payment of interest on such Interest Payment as well as all prior deferrals of interest, if any. A copy of such Schedule shall be delivered to any Holder by the Company or the Trustee promptly upon such Holder's request to such Person. Except as provided in the second sentence of this Section 4.1, principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay in cash all principal, premium, if any, and interest then due.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any) at the rate equal to 14% per annum to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

               Section 4.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 of this Indenture.

               Section 4.3     Reports.

               (a) Whether or not required by the SEC, so long as any Notes are outstanding (unless defeased in a Legal Defeasance), the Company shall furnish to the Trustee and the Holders, within the time periods specified in the SEC's rules and regulations (as though required by the SEC):

                    (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual consolidated financial statements by KPMG or other independent certified public accountants of recognized national standing; and

                    (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

               (b) So long as any Notes are outstanding (unless defeased in a Legal Defeasance), the Company shall furnish to the Trustee and the Holders, in each case as soon as available, notice of filing or delivery of all reports which the Company sends to its security holders generally and copies of all reports and registration statements which the Company or any Subsidiary of the Company files with the SEC or any national securities exchange, to the extent not previously provided to the Holders, including, but not limited to: Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, Proxy Statements and Registration Statements.

               (c) In addition, whether or nor required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses
(a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such filing) and make such information available to securities analysts and prospective investors upon request if not obtainable from the SEC. In addition, the Company agrees that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act if not obtainable from the SEC.

               Section 4.4     Compliance Certificate; Notices and Information.

               (a) The Company shall deliver to the Trustee, on a quarterly basis, but in any event within forty-five (45) days after the end of the applicable fiscal quarter for the first three quarters of each fiscal year and within ninety (90) days following the Company's fiscal year end, an Officers' Certificate stating that a review in reasonable detail of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or, in the case of each Officers' Certificate delivered at the Company's fiscal year end, the preceding fiscal year, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end consolidated financial statements delivered pursuant to Section 4.3(a)(i) above shall be accompanied by a report from the Company's independent public accountants (each of which shall be a firm of established national reputation), addressed to the Company's Board of Directors, that in conjunction with their audit of such consolidated financial statements, nothing has come to their attention that would lead them to believe that the Company has failed to comply with the terms, covenants, provisions or conditions of Sections 4.1, 4.5, 4.10,
4.12 through 4.20, 4.23, 4.26, 4.30 and Article 5 hereof or, if any such violation has been identified, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to a Responsible Officer of the Trustee, the following:

                    (i) promptly upon any Officer of the Company obtaining knowledge (A) of any condition or event which constitutes a Default or Event of Default, (B) that any Person has given any notice to the Company or any Consolidated Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.1(d), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Company or any of its Subsidiaries equal to or greater than $4,000,000 or any adverse determination in any litigation involving a potential liability of the Company or any of its Subsidiaries equal to or greater than $4,000,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, the nature of such claimed default, Default, Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

                    (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

                    (iii) with reasonable promptness copies of (A) all notices received by the Company or any of its ERISA Affiliates of the PBGC's intent to terminate any material Pension Plan or to have a trustee appointed to administer any Pension Plan; (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each material Pension Plan; and (C) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the material imposition or material amount of withdrawal liability pursuant to Section 4202 of ERISA;

                    (iv) promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any Governmental Authority or court in any way concerning any material action or omission on the part of the Company or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable Federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a material lien upon, against or in connection with the Company, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to Section 9507 of the Internal Revenue Code; and

                    (v) promptly, and in any event within fifteen (15) days after request, such other information and data with respect to the business affairs and financial condition of the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Holder or the Trustee; provided, however, that such fifteen (15) day period may be extended for a reasonable period at the request of the Company and with the consent of the Trustee (which consent shall not be unreasonably withheld) if the Company determines that such information and data cannot reasonably be provided within such fifteen (15) day period; provided, further, that the Company may condition disclosure of any such information or data on the Company's receipt of a confidentiality agreement on reasonable and customary terms obligating the Person making such request to keep the information furnished to such Person pursuant to this subparagraph (v) confidential.

               (d) Promptly, and in any event within thirty (30) days after the adjustments described in the provisos to Sections 4.16 and 4.17, the Company shall deliver to the Trustee an Officers' Certificate setting forth such adjustments.

               Section 4.5 Taxes and Claims. The Company shall pay, and cause each of Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

               Section 4.6 Stay, Extension and Usury Laws. The Company, on behalf of itself and each of its Subsidiaries, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives, on its behalf and on behalf of each of its Subsidiaries, all benefit or advantage of any such law, and covenants that it shall not, and shall not permit any of its Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

               Section 4.7 Maintenance of Properties; Insurance. The Company shall, so long as any Notes are outstanding, maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Company and its Subsidiaries, subject to reasonable wear and tear, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, subject to the limitations set forth in Section 4.19. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and shall deliver to the Trustee no less often than once in each calendar year a certified report from an independent insurance agent evidence of such insurance.

               Section 4.8 Compliance with Laws, Etc. The Company shall, so long as any Notes are outstanding, exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, including, without limitation, all environmental laws, rules, regulations and orders, noncompliance with which would have a Material Adverse Effect.

               Section 4.9     Notification.

               (a) Notice of Liquidity Facility and Debt Instrument Default. The Company shall promptly give written notification to the Trustee of (i) any default under any Debt Instrument involving in excess of $1,000,000 of Indebtedness outstanding or (ii) any default under the Liquidity Facility and, in each case, specify the nature of such default thereunder.

               (b) Notice with respect to Limitations on Subsidiaries. The Company shall promptly give written notification to the Trustee of any change in applicable law that has the effect of encumbering or restricting in any way the ability of any Subsidiary to:

                    (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

                    (ii) make loans or advances to the Company or any of its Subsidiaries; or

                    (iii) transfer any of their respective properties or assets to the Company or any of its Subsidiaries.

               Section 4.10 Dividends, etc. Except with respect to preferred stock of the Company issued in accordance with Section 4.13, the Company shall not, so long as any Notes are outstanding, declare or pay any dividends, purchase or otherwise acquire for value its Capital Stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any Capital Stock of the Company.

               Section 4.11 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

               (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

               (b) make loans or advances to the Company or any of its Subsidiaries; or

               (c) transfer any of their respective properties or assets to the Company or any of its Subsidiaries.

               However, the restrictions above shall not apply to encumbrances or restrictions existing under or by reason of:

                    (i) this Indenture, the Notes, the other Collateral Documents or any of the documents governing the Liquidity Facility or the Senior Notes;

                    (ii)    applicable law;

                    (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of the acquisition (except to the extent that Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, the Indebtedness was permitted by the terms of this Indenture to be incurred;

                    (iv) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business;

                    (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

                    (vi) any restriction or encumbrance contained in contracts for the sale of assets permitted by this Indenture, provided, that such restrictions or encumbrances relate only to the assets being sold pursuant to these contracts;

                    (vii) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to the Lien; and

                    (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

               Section 4.12 Loans, Indebtedness, Investments, Secondary Liabilities.

               Other than as permitted by this Indenture, for so long as any Notes are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to (i) make or permit to remain outstanding, any loan or advance to, (ii) incur, assume, Guarantee, become or be liable in any manner in respect of, suffer to exist, induce or otherwise become contingently liable for, directly or indirectly, any Indebtedness of (each of the foregoing items in this clause (ii) referred to as "INCUR") or (iii) own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any Person, except that the Company and its Subsidiaries may:

               (a) own, purchase or acquire (i) certificates of deposit, time deposits and bankers' acceptances issued by (A) any financial institution organized and existing under the laws of the United States of America or any state thereof, or (B) with respect to any Subsidiary domiciled outside the United States of America, any financial institution located in the same jurisdiction of such Subsidiary, which financial institution is an Eligible Institution or a financial institution that has, together with its parent financial institution, a combined capital and surplus of at least $100,000,000, in an amount consistent with past practices but in no event shall such deposits in all such overseas financial institutions in the aggregate exceed the greater of $12 million or 20% of the Cash of the Company and its Subsidiaries calculated on a consolidated basis, (ii) commercial paper rated Moody's P-2 or better or S&P's A-2 or better, (iii) obligations or instruments issued by or guaranteed by an entity designated as S&P's A-2 or better, or Moody's P-2 or better or the equivalent by a nationally recognized credit agency, (iv) municipal bonds and other governmental and corporate debt obligations rated S&P's A or better or Moody's A-2 or better, (v) direct obligations of the United States of America or its agencies and (vi) obligations guaranteed or insured by the United States of America;

               (b) acquire and own stock, obligations or securities received in connection with Indebtedness created in the ordinary course of business owing to the Company or a Subsidiary of the Company;

               (c) continue to own the existing capital stock of the Company's Subsidiaries;

               (d) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (e) make loans, advances to or investments in a Subsidiary of the Company in connection with the normal operations of the business of such Subsidiary and allow the Company's Subsidiaries to make or permit to remain outstanding advances from the Company's Subsidiaries to the Company;

               (f) make or permit to remain outstanding loans or advances to the Company's Subsidiaries or enter into or permit to remain outstanding guarantees in connection with the obligations of the Company's Subsidiaries;

               (g) make or permit to remain outstanding (A) loans or advances to the Company's or its Subsidiaries' officers, stockholders or employees, which, in the aggregate, would not exceed $3,000,000 during the term of this Indenture,
(B) loans to the Company's or its Subsidiaries' vendors, in the ordinary course of the Company's business, which, in the aggregate, do not exceed $500,000, (C) progress payments to the Company's or its Subsidiaries' vendors made in the ordinary course of the Company's or its Subsidiaries' business, and (D) (i) loans or advances for the purpose of purchasing the Company's or its Subsidiaries' shares of stock pursuant to its employee stock purchase or option plans, (ii) advances for salary, travel and other expenses, advances against commission and other similar advances made to officers or employees in the ordinary course of the Company's or its Subsidiaries' business, and (iii) loans or advances to or for the benefit of officers, directors or employees of the Company or its Subsidiaries in connection with litigation and other proceedings involving such persons by virtue of their status as officers, directors or employees of the Company or its Subsidiaries, respectively; provided, that such loans or advances made pursuant to this clause (D), together with all loans and advances made pursuant to clause (A), may not exceed $3,000,000 in the aggregate at any time outstanding, and provided, further, that loans or advances made pursuant to clause (D)(iii) above that the Company was required to make pursuant to any indemnification agreement approved by the Management Committee of the Company or its organizational documents shall not constitute a breach of this clause (g);

               (h) make investments under the Company's deferred compensation plans for the benefit of the employees of the Company and its Subsidiaries;

               (i) incur (A) subject to Section 4.13, Indebtedness securities, promissory notes or similar types of instruments related to financing (collectively, "DEBT INSTRUMENTS"), if and only if such Debt Instruments are subordinated and junior to the Notes pursuant to a subordination agreement reasonably acceptable to the Trustee or (B) any Permitted Refinancing Indebtedness with respect to Indebtedness incurred pursuant to this clause (i);

               (j) incur Indebtedness on account of a Permitted Lien;

               (k) incur Indebtedness under the Liquidity Facility or under any Permitted Refinancing Indebtedness with respect to Indebtedness incurred pursuant to this clause (k);

               (l) incur Permitted Refinancing Indebtedness;

               (m) incur Indebtedness evidenced by the Senior Notes; and

               (n) incur Indebtedness in the ordinary course of business consisting of standby letters of credit, bank guarantees or similar arrangements in favor of suppliers, equipment vendors and the like in an aggregate principal amount outstanding at any one time not in excess of $5,000,000; provided that such Indebtedness was incurred in lieu of deposit arrangements that would otherwise have been required by such suppliers, equipment vendors and the like.

               Section 4.13 Capital Raising Events. The Company shall not, and shall not permit any of its Subsidiaries to:

               (a) issue any Equity Interests in the Company other than to a Wholly Owned Subsidiary of the Company or pursuant to employee benefit plans approved by the Management Committee of the Company,

               (b) transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Company other than to the Company or a Wholly Owned Subsidiary of the Company or pursuant to employee benefit plans approved by the Management Committee of the Company, or

               (c) issue or sell any Debt Instruments,

except that the Company may transfer, convey, sell, lease or otherwise dispose of Equity Interests in the Company or, pursuant to Section 4.12(i) hereof, issue or sell any Debt Instruments of the Company if, no later than the Business Day following the date of receipt of the proceeds thereof, the Company shall use 100% of the Net Proceeds therefrom (or such lesser amount of Net Proceeds as approved by at least a majority in outstanding principal amount of the then outstanding Notes) (the "CAPITAL RAISING PROCEEDS") to prepay the outstanding balance, if any, under the Liquidity Facility and to permanently reduce the loan commitments thereunder by the amount so prepaid. The Company shall use 50% of any remaining Capital Raising Proceeds after application pursuant to the prior sentence (or such lesser amount of Net Proceeds as approved by at least a majority in outstanding principal amount of the then outstanding Notes) (the "REMAINING CAPITAL RAISING PROCEEDS") to redeem the maximum principal amount of the Senior Notes that may be redeemed out of the Remaining Capital Raising Proceeds to the extent required by the Senior Notes Indenture and, if any such Remaining Capital Raising Proceeds remain after application to any such redemption of Senior Notes, the Company shall redeem, in accordance with Section 3.8, the maximum principal amount of the Notes that may be redeemed out of any of such Remaining Capital Raising Proceeds remaining after such redemption of Senior Notes.

               Pending the final applications of any such Capital Raising Proceeds, the Company or the applicable Subsidiary may invest such Capital Raising Proceeds in Cash which shall be held, to the extent required by the Senior Notes Indenture, in an account in which the Senior Notes Trustee shall have a first priority perfected security interest, subject to Permitted Priority Liens, for the benefit of the Holders of Senior Notes and, subject to the terms of the Senior Notes Intercreditor Agreement, the Notes and, to the extent not so required, shall be held in an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Priority Liens, for the benefit of the Holders of Notes.

               Section 4.14 Asset Sales. The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

               (a) the Company, or the Subsidiary, as the case may be, receives
(i) consideration at the time of the Asset Sale at least equal to the fair market value of the assets issued, sold or otherwise disposed of or (ii) in the case of a lease of assets that constitute an Asset Sale, a lease providing for rents or other consideration which are no less favorable to the Company or the Subsidiary, as the case may be, than the prevailing market conditions;

               (b) Company's Management Committee adopts a resolution evidencing its determination that such consideration constitutes such fair market value, or such lease payments are at prevailing market conditions, as the case may be, as certified in an Officers' Certificate delivered to the Trustee; and

               (c) at least 75% or, with the approval of the Management Committee of the Company, 50%, of the consideration therefor received by the Company or the Subsidiary is in the form of Cash; provided, that:

                    (i) any liabilities (as shown on the Company's or the Subsidiary's most recent balance sheet) of the Company or the Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any of those assets under a customary novation agreement that unconditionally releases the Company or the Subsidiary, as the case may be, from further liability will be deemed to be Cash for purposes of this provision; and

                    (ii) any securities, notes or other obligations received by the Company or the Subsidiary from the transferee that are promptly, but in any event within 30 days of receipt, converted by the Company or the Subsidiary into Cash (to the extent of the Cash received in that conversion) will be deemed to be Cash for purposes of this provision.

               No later than the Business Day following the date of receipt of any Net Proceeds from an Asset Sale, the Company shall apply 100% of such Net Proceeds to (i) repay Indebtedness with respect to Permitted Priority Liens incurred or permitted pursuant to the terms of this Indenture in connection with, and secured by, the asset so sold and pay down the outstanding balance, if any, under the Liquidity Facility (or such lesser amount of the outstanding balance of the Liquidity Facility as approved by at least a majority in outstanding principal amount of the then outstanding Notes) and to permanently reduce the loan commitments thereunder by the amount so prepaid. The Company shall use 50% of any remaining Net Proceeds from any Asset Sale after application pursuant to the prior sentence (or such lesser amount of Net Proceeds as is approved by at least a majority in outstanding principal amount of the then outstanding Notes) as follows: (x) up to $20 million of such amount may be deposited into the Senior Notes Escrow Account to the extent required by the Senior Notes Indenture and, to the extent not so required, into the Escrow Account; and (y) to the extent not deposited into the Senior Notes Escrow Account or the Escrow Account, the Company shall use such amount (the "REMAINING ASSET SALE PROCEEDS") to the extent required by the Senior Notes Indenture to redeem the maximum principal amount of the Senior Notes that may be redeemed out of the Remaining Asset Sale Proceeds in accordance with the Senior Notes Indenture and, if any of such Remaining Asset Sale Proceeds remain after application to any such redemption of Senior Notes, the Company shall use such remaining amount to redeem the maximum principal amount of the Notes that may be redeemed out of such moneys in accordance with Section 3.8.

               Pending the final applications of any Net Proceeds from Asset Sales governed by the preceding paragraph, the Company or the applicable Subsidiary may invest such Net Proceeds in Cash which (to the extent required by the Senior Notes Indenture) shall be held in an account in which the Senior Notes Trustee shall have a first priority perfected security interest, subject to Permitted Priority Liens, for the benefit of the Holders of Senior Notes and, subject to the terms of the Senior Notes Intercreditor Agreement, the Notes and, to the extent not so required, shall be held in an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Priority Liens, for the benefit of the Holders of Notes.

               Section 4.15 Liens. The Company shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than Permitted Liens.

               Section 4.16 Adjusted Tangible Net Worth. The Company shall not permit the Adjusted Tangible Net Worth on a quarterly basis to be less than the amounts set forth below at the end of the applicable fiscal quarter:

               Quarters Ending Closest To:         Minimum Adjusted Tangible Net Worth:
               --------------------------          -----------------------------------
               September 30, 2002                   $88,462,000
               December 31, 2002                     82,906,000
               March 31, 2003                        80,386,000
               June 30, 2003                         76,845,000
               September 30, 2003                    72,951,000
               December 31, 2003                     70,775,000
               March 31, 2004                        70,857,000
               June 30, 2004                         69,739,000
               September 30, 2004                    68,033,000
               December 31, 2004                     68,562,000
               March 31, 2005                        70,678,000
               June 30, 2005                         71,564,000
               September 30, 2005                    72,204,000
               December 31, 2005                     75,332,000
               March 31, 2006                        79,897,000
               June 30, 2006                         84,125,000
               September 30, 2006                    88,761,000
               December 31, 2006                     96,261,000
               March 31, 2007                        107,753,000
               June 30, 2007                         116,554,000

               Section 4.17 Minimum Adjusted Net Working Capital. The Company shall not permit the Company's Adjusted Net Working Capital on a quarterly basis to be less than the amounts set forth below at the end of the applicable fiscal quarter:

                 Quarters Ending Closest To:       Minimum Adjusted Net Working Capital:
                 ---------------------------       ------------------------------------
               September 30, 2002                   $21,017,000
               December 31, 2002                     20,844,000
               March 31, 2003                        21,308,000
               June 30, 2003                         18,693,000
               September 30, 2003                    20,049,000
               December 31, 2003                     21,812,000
               March 31, 2004                        26,857,000
               June 30, 2004                         24,962,000
               September 30, 2004                    29,295,000
               December 31, 2004                     34,468,000
               March 31, 2005                        42,574,000
               June 30, 2005                         48,744,000
               September 30, 2005                    56,210,000
               December 31, 2005                     59,794,000
               March 31, 2006                        71,296,000
               June 30, 2006                         80,799,000
               September 30, 2006                    91,666,000
               December 31, 2006                     103,506,000
               March 31, 2007                        103,506,000
               June 30, 2007                         103,506,000

               Section 4.18 Total Cash Debt Service Coverage Ratio. The Company shall not permit the Total Cash Debt Service Coverage Ratio on a quarterly basis to be less than the amounts set forth below at the end of the applicable fiscal quarter:

                 Quarters Ending Closest To:    Cash Debt Service Ratio:
                 --------------------------     -----------------------
               December 31, 2002                          2.25
               March 31, 2003                             2.00
               June 30, 2003                              1.75
               September 30, 2003                         1.50
               December 31, 2003                          1.60
               March 30, 2004                             1.70
               June 30, 2004                              1.85
               September 30, 2004                         1.95
               December 31, 2004                          2.00
               March 31, 2005                             2.00
               June 30, 2005                              2.00
               September 30, 2005                         2.00
               December 31, 2005                          2.00
               March 31, 2006                             2.00
               June 30, 2006                              2.00
               September 30, 2006                         2.00
               December 31, 2006                          2.00
               March 31, 2007                             2.00
               June 30, 2007                              2.00

               Section 4.19 Capital Expenditures. The Company shall not permit the Capital Expenditures of the Company and its Subsidiaries to exceed $30,000,000 in the aggregate in any fiscal year.

               Section 4.20 Consolidated EBITDAR. The Company shall not permit, for the applicable quarter, the greater of (i) Annualized Consolidated EBITDAR of the Company and its Consolidated Subsidiaries and (ii) Consolidated EBITDAR of the Company and its Consolidated Subsidiaries for the Company's most recently ended four full quarters to be less than the amount set forth below at the end of the applicable fiscal quarter:

                 Quarters Ending Closest To:    Consolidated EBITDAR:
                 --------------------------     --------------------
               December 31,  2002                          $30,954,000
               March 31,   2003                             35,635,000
               June 30,  2003                               38,540,000
               September 30,  2003                          40,146,000
               December 31,  2003                           41,825,000
               March 31,   2004                             43,852,000
               June 30,  2004                               45,932,000

               September 30,  2004                          48,107,000
               December 31,  2004                           50,676,000
               March 31,   2005                             52,776,000
               June 30,  2005                               54,841,000
               September 30,  2005                          56,889,000
               December 31,  2005                           59,095,000
               March 31,   2006                             61,419,000
               June 30,  2006                               63,661,000
               September 30,  2006                          65,952,000
               December 31, 2006                            68,401,000
               March 31, 2007                               71,674,000
               June 30, 2007                                74,896,000

               Section 4.21 Corporate Existence. Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate, partnership or other existence, as the case may be, of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Company and any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Management Committee of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

               Section 4.22 Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or the other Collateral Documents unless that consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

               Section 4.23     Advances to Subsidiaries.

               (a) All advances to Subsidiaries made by the Company or any of its Subsidiaries (other than (x) equity contributions and (y) advances to Subsidiaries with a maturity date of less than 90 days from the date of such advance not to exceed $5 million for any one Subsidiary or $8 million in the aggregate for all Subsidiaries) shall be evidenced by intercompany notes in favor of the Company or such Subsidiary. Intercompany notes in favor of the Company shall be pledged pursuant to the Collateral Documents to the Trustee as Collateral to secure the Notes. Each intercompany note shall be payable upon demand and will bear interest at a rate equal to the then current fair market interest rate.

                (b) If an intercompany advance to a Subsidiary of the Company where assets constitute part of the Collateral is evidenced by an Intercompany Note, and if the applicable Subsidiary of the Company that is the maker of such Intercompany Note proposes to remit monies to the Company, the Company shall cause such Subsidiary to distribute such monies to the Company, directly or indirectly, by means of a dividend or other manner and not as a repayment of the Indebtedness evidenced by the applicable Intercompany Note; provided, however, that monies may be distributed to the Company as repayment of the Indebtedness evidenced by an Intercompany Note so long as, after giving effect thereto, the aggregate amount of Indebtedness evidenced by the Komag Malaysia Intercompany Notes and of the Komag Bermuda Intercompany Notes is not less than $100 million in the aggregate; and provided, further, that on and after ________________ [24 months prior to the maturity date of the Notes], monies may be distributed to the Company as repayment of the Indebtedness evidenced by the Komag Malaysia Intercompany Notes or of the Komag Bermuda Intercompany Notes if, to the extent that such monies result in the aggregate amount of Indebtedness evidenced by such Intercompany Notes to be less than $100 million, such monies are used by the Company in the ordinary course of its business or to repay the Senior Notes in accordance with the terms of the Senior Notes Indenture or to pay the Notes in accordance with the terms of this Indenture.

                Section 4.24 Amendments to Certain Agreements. Neither the Company nor any of its Subsidiaries may amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of any of the Collateral Documents, the Liquidity Facility Intercreditor Agreement or the Senior Notes Intercreditor Agreement; provided, however, that any of the Collateral Documents, the Liquidity Facility Intercreditor Agreement or the Senior Notes Intercreditor Agreement may be amended, waived or modified as set forth under Article 9 hereof.

                Section 4.25 Transactions with Affiliates. Except as set forth on Schedule 4.25, the Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend or permit to exist any transaction or series of related transactions, or any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                (a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or the Subsidiary with an unrelated Person;

                (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, the Company delivers to the Trustee a resolution of its Management Committee, approving such Transaction(s) and evidencing the Committee's determination of the compliance of such Transaction(s) with this Section 4.25, and certified in an Officers' Certificate that also certifies as to (x) the compliance of such Affiliate Transaction(s) with this Section 4.25 and (y) the approval of such Affiliate Transaction(s) by a majority of the members of its Management Committee; and

                (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration of $10.0 million or more, the Company delivers to the Trustee the items required by the foregoing clause (b), together with an opinion as to the fairness to the Company or the relevant Subsidiary of that Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the Company shall not be required to deliver such opinion with respect to any Affiliate Transaction or series of related Affiliate Transactions entered into in the ordinary course of the Company's business with any Excepted Company involving aggregate consideration of less than $25 million.

                The following items will not be deemed to be Affiliate Transactions and will not be subject to the provisions of the prior paragraph:

                        (i) transactions, to the extent not otherwise prohibited under this Indenture, between or among the Company or its Wholly Owned Subsidiaries;

                        (ii) reasonable compensation paid to and indemnities provided on behalf of, officers, directors, employees or, as may be approved by the Management Committee of the Company from time to time, consultants of the Company or any Subsidiary; and

                        (iii) purchases of goods and services in the ordinary course of business.

                Section 4.26 Restrictions on Senior or Pari Passu Indebtedness. Except as expressly permitted pursuant to the terms of this Indenture, the Company shall not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to or become responsible for any Indebtedness that is senior or pari passu in any respect in right of payment to the Notes.

                Section 4.27 Impairment of Rights. The Company agrees, on its behalf and on behalf of each of its Subsidiaries, that the Company and its Subsidiaries shall not, directly or indirectly, (a) subject to applicable law, create or permit to exist or become effective any restriction of any kind on the ability of the Company or any of its Subsidiaries, as applicable, to vote the Equity Interests held by the Company or such Subsidiary in any of its Subsidiaries to amend such Subsidiary's organizational documents or remove or replace any member of such Subsidiary's Management Committee or (b) in any way impair the security interest granted pursuant to the Collateral Documents or the ability of the Trustee, or the Holders to exercise their rights and remedies under this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any of the other Collateral Documents.

                Section 4.28 Location of Inventory and Equipment. (a) The Company agrees that it shall keep the Inventory and Equipment only at the locations identified on Schedule 4.28; provided, however, that the Company may amend Schedule 4.28 so long as such amendment occurs by written notice to the Trustee not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, and so long as, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue perfected the Trustee's Liens on such assets.

                (b) The Company shall not (i) permit any of its Inventory or Equipment to be transferred between Subsidiaries of the Company unless fair value is paid or provided for by the transferee of such Inventory or Equipment (through an intercompany note, provision of services, equity investment or other valuable consideration), or
(ii) permit any of its Inventory or Equipment to be transferred by the Company to a location outside of the continental United States of America unless (A) such transfer is to a direct or indirect Wholly-Owned Subsidiary of the Company,
(B) immediately prior to transfer, such Inventory or Equipment was not being used or held for use in the business of the Company in the United States (including the research and development activities conducted by the Company with respect to its or any of its Subsidiaries' manufacturing and operations) and (C) fair value is paid or provided for (through an intercompany note, provision of services, equity investment or other valuable consideration).

                Section 4.29 Escrow Account. In the event the Company shall have deposited any amounts in the Senior Notes Escrow Account in accordance with the Senior Notes Indenture or in the Escrow Account in accordance with Section 4.14 hereof, the Company:

                (a) may withdraw all or any portion of such amounts (i) to redeem the Senior Notes in accordance with the Senior Notes Indenture or to redeem the Notes in accordance with Sections 3.8 (in which case, any amounts so withdrawn shall constitute Remaining Asset Sale Proceeds) or (ii) for any other purpose not otherwise prohibited by the terms of this Indenture so long as, at such time, the Company is in compliance with the covenants set forth in this
Article 4 and the representations and warranties contained in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7(a), 5.9, 5.10, 5.11, 5.12, 5.13, 5.14 and 5.16 (first sentence) of the Liquidity Facility (as in effect on the date hereof) are true and correct in all respects on and as of the date of such withdrawal as though made on and as of such date, as certified in an Officers' Certificate delivered to the Trustee prior to such withdrawal; and

                (b) shall be obligated to re-deposit in the Senior Notes Escrow Account (to the extent required by the Senior Notes Indenture) or in the Escrow Account any amounts withdrawn from the Senior Notes Escrow Account or the Escrow Account pursuant to clause (a)(ii) above at the time, and in the amount, that the Company would have been required to pay down the Liquidity Facility as in effect immediately prior to the payment in full of the Liquidity Facility to the extent such amounts shall not have been used to redeem the Senior Notes in accordance with the Senior Notes Indenture or to redeem the Notes in accordance with Section 3.8 (in which case, any amounts so withdrawn shall constitute Remaining Asset Sale Proceeds).

                Section 4.30 Komag Bermuda. The Company shall not permit the liabilities of Komag Bermuda at any time outstanding to exceed $1,000,000.

                Section 4.31 Further Assurances. The Company shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required under applicable law from time to time in order to:

                (a) carry out more effectively the purposes of this Indenture, the Notes, the other Collateral Documents, the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement;

                (b) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, subject only to Permitted Priority Liens;

                (c) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

                (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

                            ARTICLE 5. MERGERS, ETC.

                Section 5.1 Consolidation, Merger or Acquisition. The Company shall not, and shall not permit any of its Subsidiaries to, liquidate or dissolve or enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication or other combination, except that (i) the Company may consolidate with, merge into or acquire any other corporation or entity; (ii) any corporation or entity may consolidate with or merge into the Company otherwise in accordance with Section 4.12 hereof and the other provisions of this Indenture; and (iii) any Subsidiary of the Company may consolidate with, merge into or acquire any other Subsidiary of the Company; provided, however, that, in the case of clause (i) or (ii), the Company shall be the surviving entity of such merger or consolidation and in the case of clause
(iii), a Wholly Owned Subsidiary of the Company shall be the surviving entity in any such merger or consolidation; and provided, further, that immediately after the consummation of such consolidation, merger or acquisition there shall exist no condition or event which constitutes a Default or Event of Default.

                        ARTICLE 6. DEFAULTS AND REMEDIES

                Section 6.1 Events of Default. Each of the following shall constitute an "EVENT OF DEFAULT":

                (a) the Company shall fail to pay (i) any installment of the principal of any Note outstanding hereunder when due or (ii) any installment of interest on any Note or other amount payable hereunder or thereunder and such failure under this clause (ii) shall continue for a period of five (5) consecutive days of the date when due; or

                (b) the Company shall fail to perform or observe any term, covenant or agreement in any material respect, or shall have breached any representation or warranty in any material respect, contained in this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents or in any document executed in conjunction with or delivered pursuant to this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents, which failure continues uncured for more than thirty (30) consecutive days. Notwithstanding the foregoing, any failure of the Company to perform or observe the covenants contained in Sections
4.10 through 4.22, 4.23(b), 4.24 through 4.27, 4.29 and 4.30 shall constitute an Event of Default immediately without regard to or benefit of any lapse of time or cure period; or

                (c) the Company or any of its Subsidiaries shall (i) fail to pay when due (giving effect to any applicable grace period) any amounts owing under the Liquidity Facility or the Senior Notes or any obligation or Indebtedness (except those specifically arising under this Indenture) in excess of $1.0 million in aggregate amount, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement governing the Liquidity Facility or the Senior Notes Indenture or entered into pursuant thereto or any agreement for such obligation or Indebtedness by which it is bound, in each case for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided, however, that any default under this Section 6.1(c) with regard to the Liquidity Facility or the Senior Notes Indenture shall be deemed to be cured if such default shall have been cured by the Company or unconditionally waived by the lenders or the holders of the Senior Notes thereunder, as applicable, pursuant to the terms thereof; or

                (d) (i) the Company or any of its Subsidiaries (other than any Non-Material Subsidiaries) shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries (other than any Non-Material Subsidiaries) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debt as they become due or (vi) the stockholders of the Company shall approve any plan or proposal for the liquidation of the Company or any of its Subsidiaries (other than any Non-Material Subsidiaries); or

                (e) one judgment or decree shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $5.0 million or one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $10.0 million and, in all such cases, all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                (f) (i) the Company or any of its ERISA Affiliates fails to make full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Company or any of its ERISA Affiliates is required to pay as contributions thereto;

                        (ii) any material accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

                        (iii) the excess of the actuarial present value of all benefit liabilities under all material Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent of Adjusted Tangible Net Worth;

                        (iv) the Company or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                        (v) any material Pension Plan maintained by the Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any material Pension Plan, or (C) the PBGC (or any successor thereto) shall institute proceedings to terminate any material Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) the Company or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from any material Pension Plan, if as of the date of the event listed in subclauses (A) through (C) of this paragraph or any subsequent date, either the Company or its ERISA Affiliates has any material liability (such liability to include, without limitation, any material liability to the PBGC, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A) through (C) of this paragraph;

                        (vi) as used in this Section 6.1(f), the term "accumulated funding deficiency" has the meaning specified in
                Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                (g) there shall be instituted against the Company, or any of its Subsidiaries, any proceeding for which forfeiture (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) of any property equal to or greater than $5.0 million is a potential penalty and such proceeding shall not have been vacated or discharged within thirty (30) days of its institution.

                Section 6.2 Acceleration. Upon (i) the occurrence of any Event of Default described in clause (d) above or upon any acceleration of the outstanding principal amount of any Senior Note or of any outstanding principal amount owing under the Liquidity Facility, the Notes, and each of them, with accrued interest thereon, and all other amounts owing under this Indenture and the Notes shall automatically become due and payable in cash, and (ii) upon the occurrence and continuance of any other Event of Default, the Trustee, or the Holders of at least a majority in outstanding principal amount of the then outstanding Notes may, by notice to the Company, declare the Notes, with accrued interest thereon, and all other amounts owing under this Indenture and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable in cash. Except as expressly provided above in this Section 6.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Holders of a majority in outstanding principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest on the Notes that has become due solely because of the acceleration) have been cured or waived.

                Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may also pursue any remedy available to the Holders of the Notes or the Trustee, whether hereunder or under the Notes, any of the other Collateral Documents, the Liquidity Facility Intercreditor Agreement or the Senior Notes Intercreditor Agreement, or otherwise available to any Holders or the Trustee at law or equity.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                Section 6.4 Waiver of Past Defaults. Holders of not less than a majority in outstanding principal amount of then outstanding Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in outstanding principal amount of then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                Section 6.5 Control by Majority. Holders of a majority in outstanding principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                Section 6.6 Limitation on Suits. Subject to the restrictions contained in the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, a Holder of a Note may pursue a remedy with respect to an Event of Default under this Indenture or any Note only if:

                (a) the Holder of a Note gives to a Responsible Officer of the Trustee written notice of a continuing Event of Default;

                (b) the Holders of at least 25% in outstanding principal amount of then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                (e) during such 60-day period the Holders of a majority in outstanding principal amount of then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note other than as expressly provided in this Indenture.

                Section 6.7 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                Section 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal remaining unpaid of, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                Section 6.9 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, after application to any amounts contemplated by clauses (b) and (c) of the second paragraph of Section 10.15, the Trustee shall pay out such money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than ten percent in aggregate amount of the then outstanding Notes.

                Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture, any of the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any other Collateral Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                               ARTICLE 7. TRUSTEE

                Section 7.1 Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b) Except during the continuance of an Event of Default:

                        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, the other Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents.

                (c) Notwithstanding any contrary provision of any document or instrument, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (i) this paragraph does not limit the effect of clause (b) of this Section 7.1;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this
Section 7.1.

                (e) No provision of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any other Collateral Document shall require the Trustee to expend or risk its own funds or incur any liability.

                (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                Section 7.2 Certain Rights of Trustee.

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith, without negligence or willful misconduct, that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any other Collateral Document.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.2 hereof, and such notice references the Notes; and

                (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and co-trustee employed to act hereunder.

                Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company, or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, the other Collateral Documents or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                Section 7.6 Reports by Trustee to Holders of the Notes; Stock Exchange Listing. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

                Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or any Note, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any other Collateral Document against the Company or any other party thereto (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and duly documented fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                Section 7.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in outstanding principal amount of then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a) the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d) the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided, however, that if a Default or Event of Default has occurred and is continuing, or if any Holder shall have given notice to the Trustee under Section 6.6, the Holders of a majority in outstanding principal amount of then outstanding Notes may appoint a successor Trustee or appoint a successor Trustee to replace any successor Trustee appointed by the Company. Within one year after the successor Trustee takes office, the Holders of a majority in outstanding principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least ten percent (10%) in outstanding principal amount of then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, that all sums owing to the Trustee hereunder have been paid and are subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee; provided, however, such Person shall be otherwise eligible and qualified under this Article.

                Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee, Paying Agent or Trustee hereunder, under the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or under the other Collateral Documents) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

                Section 7.12 Authorization of Trustee to Take Other Actions.

                (a) The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Collateral Documents or any other document entered into by the Trustee at the direction of the Holders of a majority of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

                (b) The Trustee is hereby authorized and directed to enter into the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents and to take any actions or deliver such consents required by or requested thereunder.

                Section 7.13 Assignment of Rights, Not Assumption of Duties. Anything herein contained to the contrary notwithstanding, (a) the Company shall remain liable under each of the Collateral Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Trustee or any Holder of any of their rights, remedies or powers hereunder shall not release the Company from any of its duties or obligations under each of the Collateral Documents to which it is a party and
(c) neither the Holders nor the Trustee shall have any obligation or liability under any of the Collateral Documents to which the Company is a party by reason of or arising out of this Indenture, nor shall any Holder or the Trustee be obligated to perform any of the obligations or duties of the Company thereunder or, except as expressly provided herein with respect to the Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

                Section 7.14 Limitation on Duty of Trustee in Respect of Collateral; Indemnification.

                (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

                (b) Subject to Section 7.1, the Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

                Section 7.15 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies granted to the Trustee herein or in the Liquidity Facility Intercreditor Agreement, the Senior Notes

Intercreditor Agreement or any of the other Collateral Documents or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

                In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture or the Liquidity Facility Intercreditor Agreement or the Senior Notes Intercreditor Agreement or any of the other Collateral Documents to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers. rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the State of New York) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if a Default or an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen
(15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                        (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

                        (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.15.

                Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any of the other Collateral Documents, on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                Section 7.16 No Liability for Clean-up of Hazardous Materials. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right, instead of taking such action, either to resign as Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.

                The Trustee shall not be liable to the Company or Holders or any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

                 ARTICLE 8. DEFEASANCE AND COVENANT DEFEASANCE

                Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of the Management Committee of the Company evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

                Section 8.2 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its
option to apply this Section 8.2 notwithstanding the prior exercise of its option to apply Section 8.3 hereof.

                Section 8.3 Covenant Defeasance. Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20, and 4.22 through 4.24 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(b),
(c), (e) and (g) shall not constitute Events of Default.

                Section 8.4 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or
8.3 hereof to the outstanding Notes:

                (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay in cash the principal of, premium (if any) and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (b) insofar as Section 6.1(d) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (except with respect to the borrowing of funds described in clause (d) above) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries are bound;

                (f) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Officers signatory thereto with the intent of preferring the Holders of Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                (g) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                        (i) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes, and

                        (ii) assuming no intervening bankruptcy by the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable Bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                Section 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Section 8.6 Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                Section 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any cash payment of principal of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER

                Section 9.1 Without Consent of Holders of Notes. Notwithstanding
Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or the other Collateral Documents without the consent of any Holder of a Note:

                (a)     to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                (c) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

                (d) to enter into additional or supplemental Collateral Documents pursuant to Section 10.16 hereof or additional intercreditor or subordination agreements pursuant to Section 4.12(i); and

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that in the case of a change pursuant to clause (a) or (e) above, the Company shall deliver to the Trustee an Opinion of Counsel stating that the change does not adversely affect the right of any Holder.

                Upon the request of the Company accompanied by a resolution of the Company's Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                Section 9.2 With Consent of Holders of Notes. Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or the other Collateral Documents with the consent of the Holders of at least a majority in outstanding principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or the other Collateral Documents may be waived with the consent of the Holders of a majority in outstanding principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                Upon the request of the Company accompanied by a resolution of its Management Committee authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consents of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section

7.2(b) hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate outstanding principal amount of the then outstanding Notes voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the other Collateral Documents, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

                        (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                        (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.13 and 4.14 hereof);

                        (iii) reduce the rate of or change the time for payment of interest on any Note;

                        (iv) waive a Default or Event of Default in the payment of principal of, or interest, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate outstanding principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                        (v) make any Note payable in money other than that stated in the Notes;

                        (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Notes to receive payments of principal of, or interest or premium on the Notes;

                        (vii) waive a redemption payment with respect to any Note or modify the obligations of the Company to make offers to purchase Notes from the proceeds of one or more Asset Sales or Capital Raising Events;

                        (viii) release all or substantially all of the Collateral from the Lien of this Indenture or the other Collateral Documents (except in accordance with the provisions thereof); or

                        (ix) make any change in the preceding amendment and waiver provisions.

                Any amendment to, or waiver of, the provisions of any of the Collateral Documents (other than the Indenture), Section 4.15 hereof or the security provisions of this Indenture will require the consent of the holders of not less than a majority in outstanding principal amount of Notes then outstanding.

                Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture, the other Collateral Documents or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

                Section 9.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                Section 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for any Note may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Note that reflects the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                Section 9.6 Trustee to Sign Amendments, Etc. The Trustee may sign any amended or supplemental indenture, Collateral Document, Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, or Note authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplement to the Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, any other Collateral Document or any Note until its Management Committee approves it. In executing any amendment or supplement to this Indenture, any other Collateral Document, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or any Note, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.4 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                       ARTICLE 10. COLLATERAL AND SECURITY

                Section 10.1 Security. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture or the Notes, according to the terms hereunder or thereunder, shall be secured by the Collateral as provided in the Collateral Documents. Each Holder of Notes, by its acceptance hereof and thereof, consents and agrees to the terms of the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the Collateral Documents (including, without limitation, the provision providing for foreclosure and release of Collateral as well as any additional intercreditor arrangements entered into by the Trustee pursuant to Section 7.12 hereof) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents executed pursuant to this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement and the other Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of this Indenture or the other Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the other Collateral Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, any and all actions reasonably required to cause this Indenture and the other Collateral Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien on the Collateral, subject only to Permitted Priority Liens.

                Section 10.2 Grant of a Security Interest. The Company hereby grants to the Trustee, for the benefit of the Holders, continuing Liens on all right, title, and interest of the Company in and to all currently existing and hereafter acquired or arising Collateral (other than Real Property Collateral) in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by the Company of its covenants and duties under this Indenture (the "TRUSTEE'S LIENS"). The Trustee's Liens in and to the Collateral (other than Real Property Collateral) shall attach to all Collateral (other than Real Property Collateral) without further act on the part of Holders or the Company. Anything contained in this Indenture or any other Collateral Document to the contrary notwithstanding, except as permitted by Section 4.14, the Company shall not have authority, express or implied, to dispose of any item or portion of the Collateral. The secured claims of the Holders with respect to the Obligations secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations due each Holder.

                Section 10.3 Collateral Matters. Subject to Sections 10.11 and 10.12, the Holders hereby irrevocably direct and authorize the Trustee, subject to the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, to release any Lien on any Collateral (i) upon payment and satisfaction in full by or on behalf of the Company of all Obligations in accordance with Article 11; and upon such termination, Trustee shall deliver to the Company, at the Company's sole cost and expense, all documents reasonably requested by the Company to terminate this Indenture and the other Collateral Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Company certifies to the Trustee that the sale or disposition is permitted under Section
4.14 of this Indenture (and, subject to Section 7.1, the Trustee may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Company owned no interest at the time the Lien was granted or at any time thereafter, provided, that such property shall not have been transferred by the Company other than in accordance with the terms and provisions of this Indenture and the other Collateral Documents; or (iv) constituting property leased to the Company under a lease that has expired or is terminated in a transaction permitted under this Indenture or the other Collateral Documents. Except as provided above, the Trustee will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Holders, or (z) otherwise, the majority in principal amount of the then outstanding Notes; provided, however, that (1) the Trustee shall not be required to execute any document necessary to evidence such release on terms that, in the Trustee's opinion, would expose the Trustee to liability or create any obligation on the part of the Trustee or the Holders or entail any consequence adverse to the Trustee or the Holders other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Company in respect of) all interests retained by the Company, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents, all documents required by TIA
Section 314(d).

                Section 10.4 Negotiable Collateral. Subject to the provisions of the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, in the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the Company promptly shall endorse and deliver physical possession of such Negotiable Collateral to the Senior Notes Trustee to be held for the benefit of the holders of the Senior Notes and, subject to the terms of the Senior Notes Intercreditor Agreement, the Holders of the Notes.

                Section 10.5 Collection of Accounts, General Intangibles, and Negotiable Collateral. Subject to the provisions of the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, at any time after the occurrence and during the continuance of an Event of Default, the Trustee or the Trustee's designee may (a) notify customers or Account Debtors of the Company that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to the Trustee or that the Trustee for the benefit of the Holders has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Company.

                Section 10.6 Power of Attorney. Subject to the provisions of the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, the Company hereby irrevocably makes, constitutes, and appoints the Trustee (and any of the Trustee's officers, employees, or agents designated by the Trustee) as the Company's true and lawful attorney, with power to (a) if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 10.9, sign the name of the Company on, and file, any of the documents described in
Section 10.9, (b) at any time that an Event of Default has occurred and is continuing, sign the Company's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Company's name on any checks, notes, instruments, and other items of payment that may come into the Trustee's or the Holders' possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of the Company's mail to an address designated by the Trustee, to receive and open all mail addressed to the Company, and to retain all mail relating to the Collateral and forward all other mail to the Company,
(f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Company's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Trustee determines to be reasonable, and the Trustee may cause to be executed and delivered any documents and releases that Trustee determines to be necessary. The appointment of the Trustee as the Company's attorney, and each and every one of the Trustee's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and this Indenture has been discharged in accordance with Article 11.

                Section 10.7 Grants, Rights and Remedies. The Liens and security interests granted by the Company to the Trustee (for its benefit and for the benefit of the Holders) by and pursuant to Section 10.2 hereof may be independently granted by the Collateral Documents and by other collateral documents hereafter entered into. This Indenture and such other Collateral Documents supplement each other, and the grants, priorities, rights and remedies of the Trustee and the Holders hereunder and thereunder are cumulative.

                Section 10.8 Survival. To the fullest extent provided under applicable law, the Liens and security interests granted to the Trustee (for its benefit and for the benefit of the Holders), the priority of such Liens and security interests, and other rights and remedies granted to the Trustee and the Holders pursuant to this Indenture and the other Collateral Documents (specifically including but not limited to the existence, perfection and priority of the Liens and security interests provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Company, or by any other act or omission whatsoever. To the fullest extent provided by applicable law, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                (a) subject to the provisions of the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, the Liens and security interests granted by the Company to the Trustee (for its benefit and for the benefit of the Holders) by and pursuant to Section 10.2 hereof shall constitute valid, binding, continuing, enforceable and fully-perfected first priority Liens, subject only to Permitted Priority Liens, to which such Liens and security interests shall be subordinate and junior, and shall be prior to all other Liens and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                (b) the Liens and security interests granted by the Company to the Trustee (for its benefit and for the benefit of the Holders) by and pursuant to Section 10.2 hereof shall continue to be valid, binding, continuing, enforceable and fully-perfected without the necessity for the Trustee to file any financing statements or to otherwise perfect such Liens and security interests under applicable non-bankruptcy law.

                Section 10.9 Recording and Opinions. The Company will cause this Indenture, the applicable Collateral Documents and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Liens securing the obligations under the Notes pursuant to this Indenture and the other Collateral Documents, except as otherwise provided herein and therein. For the avoidance of doubt and without limiting the rights of the Trustee under Section 9-509(b) of the UCC, the Company hereby authorizes the Trustee to file financing statements and amendments thereto with respect to the Collateral (including after-acquired Collateral).

                The Company shall furnish to the Trustee:

                (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in Bermuda either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created by the Collateral Documents with respect to the Equity Interests of any Foreign Subsidiary of the Company existing under the laws of Bermuda and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make such Lien effective as intended by such Collateral Documents;

                (b) within 30 days after January 1, in each year beginning with the year 2003, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of this Indenture and the other Collateral Documents with respect to the Equity Interests of any Foreign Subsidiary of the Company existing under the laws of Bermuda until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph; and

                (c) the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

                Section 10.10 Protection of the Trust Estate. Subject to the terms of this Indenture, the other Collateral Documents, the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, upon prior written notice to the Company, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under this Indenture or any of the other Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Company or any Subsidiary under this Indenture or the other Collateral Documents. Upon receipt of notice that the Company is not in compliance with any of the requirements of any Deed of Trust, the Trustee may, but shall have no obligation to purchase, at the Company's expense, such insurance coverage necessary to comply with the appropriate section of the Deed of Trust.

                Section 10.11 Certificates of the Company. The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to this Indenture or the other Collateral Documents, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Company, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                Section 10.12 Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with this Indenture or the other Collateral Documents and has delivered the certificates and documents required by this Indenture or the other Collateral Documents and Sections 10.3 and 10.10 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release.

                Section 10.13 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents, the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement. Subject to the provisions of Sections 7.1, 7.2, 7.3 and 9.2 hereof, the Trustee may and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, including, but not limited to, the appointment and approval of Collateral Agents and the appointment and approval of an insurance trustee. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation hereof or of the other Collateral Documents, the Liquidity

Facility Intercreditor Agreement or the Senior Notes Intercreditor Agreement, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or under any of the other Collateral Documents or be prejudicial to the interests of the Holders of Notes or of the Trustee).

                Section 10.14 Trustee's Duties. The powers and duties conferred upon the Trustee by this Article 10 are solely to protect the Collateral and, subject to Section 7.1, shall not impose any duty upon the Trustee to exercise any such powers and duties except as expressly provided in this Indenture. Neither the Trustee nor any Holder shall be under any duty to the Company whatsoever to make or give any presentment, demand for performance, notice or nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or to take any steps necessary to preserve this Indenture. Neither the Trustee nor any Holder shall be liable to the Company for failure to collect or realize upon any or all of the Collateral, or for any delay in doing so, nor shall the Trustee or any Holder be under any duty to the Company to take any action whatsoever with regard thereto. Neither the Trustee nor any Holder shall have any duty to the Company to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Collateral or to perform on behalf of the Company under this Indenture or any other Collateral Documents or otherwise.

                Section 10.15 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. Subject to the provisions of the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for in this Indenture, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Liquidity Facility

Intercreditor Agreement, the Senior Notes Intercreditor Agreement or Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section 6.5 hereof, (a) against the obligations for the ratable benefit of the Holders of the Notes, (b) to maintain, repair or otherwise protect the Collateral or (c) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations in accordance with Section 6.10 shall be applied in accordance with Section 6.10.

                Section 10.16 Cooperation of Trustee. In the event the Company or any Subsidiary pledges or grants a security interest in additional Collateral, the Trustee shall cooperate with the Company or such Subsidiary in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of this Indenture and the existing Collateral Documents. Subject to, and in accordance with, the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to
Section 10.3 hereof, the Trustee shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

                Section 10.17 Collateral Agent. The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the other Collateral Documents or which are specified in any Collateral Documents, including without limitation the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the ratable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.

                Section 10.18 Representations and Warranties. The Company hereby represents and warrants to the Trustee and the Holders as follows:

                (a) Each of Company and its Subsidiaries has good and valid title to all its assets and properties (other than Collateral or goods sold on a consignment basis), except where the failure to have such title could not reasonably be expected to result in a Material Adverse Change, in each case free and clear of all Liens of any nature whatsoever except the Liens permitted by
Section 4.15. With respect to interests in Real Property, each of Company and its Subsidiaries has good and valid title to all Real Property owned by it and the leasehold estates in all of the Real Property leased by it, except where the failure to have such title could not reasonably be expected to result in a Material Adverse Change, in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) the Liens permitted by Section 4.15, (B) easements, covenants, rights-of-way and other similar restrictions of record, (C) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property owned or leased by it made prior to the date hereof, (D) any immaterial condemnation or eminent domain proceeding affecting any Real Property that does not prevent such Real Property from being utilized by the Company or any of its Subsidiaries substantially for the purposes for which it was being utilized prior to such proceeding, and (E) (i) zoning, building and other similar restrictions, (ii) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any of its Subsidiaries has easement rights or on any Real Property leased by the Company or any of its Subsidiaries and subordination or similar agreements relating thereto, and (iii) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (i), (ii) and (iii), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

                (b) Except as set forth in Schedule 10.18(b), all of the Equipment is used or held for use in the Company's business and is fit for such purposes.

                (c) The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 4.28 or otherwise permitted by Section 4.28.

                (d) The Company keeps correct and accurate records in all material respects itemizing and describing the kind, type, quality, and quantity of the Inventory, and the Company's cost therefor.

                (e) The chief executive office of the Company is located at the applicable address indicated in Section 13.2. The Company's Federal Employer Identification Number is 94-2914864.

                (f) The Company and each of its Subsidiaries, (a) is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (c) is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority or instrumentality, domestic or foreign (including, without limitation, those related to asbestos, petroleum and hazardous wastes and substances), except where noncompliance could not reasonably be expected to result in a Material Adverse Change. The Company has not received any written communication from a Governmental Authority that alleges that Company or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations, except where non-compliance could not reasonably be expected to result in a Material Adverse Change.

                (g) Set forth on Schedule 10.18(g) is a complete and accurate list of the Company's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of Capital Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the Company. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                (h) To the Company's knowledge, the Company and each of its Subsidiaries owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "INTELLECTUAL PROPERTY") that are necessary for the operation of its business as currently conducted. Set forth on Schedule 10.18(h)(1) is a complete and accurate list of the Company's registered patents and registered trademarks. Except as set forth in Schedule 10.18(h)(2), no claim is pending or, to the knowledge of the Company, threatened to the effect that the Company or its Subsidiaries infringes upon the asserted rights of any other Person under any Intellectual Property, and to the Company's knowledge there is no basis for any such claim (whether pending or threatened). Except as set forth in Schedule 10.18(h)(2), no claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company or its Subsidiaries, or in which the Company or its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company, and to the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened).

                     ARTICLE 11. SATISFACTION AND DISCHARGE

                Section 11.1 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                (a) either:

                        (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                        (ii) (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and (B) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge all amounts owing on the Notes not delivered to the Trustee for cancellation for principal (including any increases in principal due to the addition of deferred interest in accordance with the Notes and this Indenture), accrued interest that has not been paid or duly provided for, and the maximum amount payable as premium to the date of maturity or redemption;

                (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                (c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                Section 11.2 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 11.3 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.2, the "Trustee") pursuant to Section 11.1 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (including increases (in any) in principal from the addition of deferred interest in accordance with the Notes and this Indenture), premium (if any) and interest, but such money, in the case of money held by the Trustee for any Paying Agent other than the Company or any of its Subsidiaries, need not be segregated from other funds except to the extent required by law. Moneys (if any) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Notes in accordance with this Article 11 and remaining after all sums due and to become due on the Notes in respect of principal (including increases (if any) in principal from the addition of deferred interest), premium (if any) and interest have been paid in full, and after all amounts due the Trustee hereunder have been paid or duly provided for to the satisfaction of the Trustee, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust.

                Section 11.3 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium (if any) or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                       ARTICLE 12. SUBORDINATION OF NOTES

                Section 12.1 Notes Subordinate to Senior Indebtedness Only. The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in the Intercreditor Agreements and in this Article 12 (in each case subject to the provisions of Article 8 and Article 11), the payment of the principal of (and premium, if any) and interest (other than increases (if any) in principal from the addition of deferred interest in accordance with the Notes and this Indenture), on the Notes are subordinate in right of payment only to the prior payment in full of all Senior Indebtedness, but not to any other Indebtedness or other liabilities or obligations of the Company or any other Person.

                Section 12.2 [Trustee to Effectuate Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of such Holder's Notes in the form required in those proceedings and the causing of such claim to be approved.

                Section 12.3 Notice to Trustee. The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Indebtedness or under any agreement pursuant to which any Senior Indebtedness may have been issued or as to any other fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Intercreditor Agreements or any other Collateral Documents, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, pursuant to the provisions in this Article or the Intercreditor Agreements, unless and until three Business Days after the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Indebtedness or from any trustee therefor or representative thereof; and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1 hereof, shall be entitled in all respects conclusively to assume that no such facts exist, provided that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms of this Indenture or any Note any moneys may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which such moneys were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness (or a trustee therefor or representative thereof) to participate in any payment or distribution pursuant to this Article or any provision of the Intercreditor Agreements, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default with respect to any Senior Indebtedness or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless any until the Trustee shall have received written notice to such effect.

                Section 12.4 Reliance on Judicial Order or Certificate of Liquidating Agent. The Trustee, subject to the provisions of Section 7.1, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors or of any other Person making any payment or distribution, delivered to the Trustee or to any of the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article or any provision of the Intercreditor Agreements.

                Section 12.5 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to any holder or holders of any of the Senior Indebtedness and shall not be liable to any of such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or any provision of the Intercreditor Agreements or otherwise.

                Section 12.6 Rights of Trustee

                Nothing in this Article or the Intercreditor Agreements shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                The provisions of this Article shall not be applicable to any cash, properties or securities received by any Holder that are received as a holder of any Senior Indebtedness and nothing in this Indenture shall deprive such Holder of any of its rights as such holder.

                Section 12.7 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.6 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                Section 12.8 Defeasance of this Article Twelve. The subordination of the Notes provided by this Article 12 and in the Intercreditor Agreements is expressly made subject to the provisions for Legal Defeasance or Covenant Defeasance in Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such Legal Defeasance or Covenant Defeasance, the Notes then outstanding shall thereupon cease to be subordinated pursuant to this Article Twelve and the Intercreditor Agreements.

                Section 12.9 This Article Not To Prevent Events of Default. The failure to make a payment on account of the principal of or interest on the Notes by reason of any provision of this Article Twelve or the Intercreditor Agreements will not be construed as preventing the occurrence of an Event of Default under Section 6.1.

                Section 12.10 Representative of Senior Indebtedness. Subject to
Section 12.3, any notices to be given or payments to be made to any holder of Senior Indebtedness pursuant to this Indenture may be made or given to its authorized representative.]

                           ARTICLE 13. MISCELLANEOUS

                Section 13.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA
Section 318(c), the imposed duties shall control.

                Section 13.2 Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Company:

                Komag, Incorporated
                1710 Automation Parkway
                San Jose, California 95131-1873
                Facsimile: (408) 944-9234
                Attention:  Chief Financial Officer

                With a copy to:

                Wilson Sonsini Goodrich & Rosati, P.C.
                650 Page Mill Road
                Palo Alto, California 94105
                Facsimile:  (650) 493-6811
                Attention:  Kathleen Bloch, Esq.

                If to the Trustee:

                Bank One Trust Company, NA
                1111 Polaris Parkway, Suite 1K
                Mail Code OH1-0181
                Columbus, OH 43240 Telephone : 614 248-5579
                Facsimile : 614 248-5195
                Attention : Eamon Fahey, Account Executive

                The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                Section 13.3 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                Section 13.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                Section 13.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                Section 13.7 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, the other Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

                Section 13.8 Governing Law. THE LAW OF THE STATE OF ___________ SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO

THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                Section 13.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                Section 13.10 Successors. All agreements of the Company in this Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, each of the other Collateral Documents to which it is a party and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                Section 13.11 Severability. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 13.12 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                Section 13.13 Acts of Holders.

                (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.13.

                (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                (c) Notwithstanding anything to the contrary contained in this
Section 13.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.3 hereof.

                (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Management Committee fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), if the Company at its option elects to so fix a record date, such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.5 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, that no such demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after such record date.

                (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every subsequent Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

                Section 13.14 Benefit of Indenture. Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                Section 13.15 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Indenture as of the dates first above written.


                                       KOMAG, INCORPORATED


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BANK ONE TRUST COMPANY, NA


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                      FORM OF JUNIOR SECURED NOTE DUE 2007

                                 [Face of Note]




[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO THE PROVISIONS OF
SECTION 2.6(f) OF THE INDENTURE]





CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ___________________ FOR INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE.

                                              CUSIP
                                                    ----------

No.                                        $___________ Initial Principal Amount
    --------------
                               KOMAG, INCORPORATED

                          JUNIOR SECURED NOTE DUE 2007

                KOMAG, INCORPORATED, a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the entire unpaid principal sum of ________________ ($_________) (the "Initial Principal Amount"), as such amount shall be increased through the addition of deferred interest pursuant to the terms of this Note and the Indenture, on _____, 2007 and to pay interest thereon in accordance with this Note and the Indenture.

Interest Payment Dates: 15th of each month, beginning on July 15, 2002.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. THE INTEREST ON THIS
NOTE IS PAYABLE IN-KIND PROVIDED THAT THE COMPANY MAY, AT ITS SOLE OPTION, PAY INTEREST IN CASH RATHER THAN IN KIND. INTEREST PAID IN KIND WILL INCREASE THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE IN THE MANNER AND AS MORE FULLY PROVIDED IN THE INDENTURE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN OR GREATER THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THE PRINCIPAL, INTEREST, AND OTHER AMOUNTS PAYABLE HEREUNDER OR IN CONNECTION HEREWITH ARE SUBORDINATED IN RIGHT OF PAYMENT ONLY TO THE DEBT OUTSTANDING UNDER THE LIQUIDITY FACILITY (AS DEFINED IN THE INDENTURE) AND UNDER THE SENIOR NOTES DUE 2007 OF THE COMPANY (THE "SENIOR NOTES") PURSUANT TO THE TERMS AND CONDITIONS, RESPECTIVELY, OF AN INTERCREDITOR AGREEMENT (THE "LIQUIDITY FACILITY INTERCREDITOR AGREEMENT"), OF EVEN DATE WITH THE INDENTURE, BETWEEN THE TRUSTEE, THE TRUSTEE FOR THE HOLDERS OF THE SENIOR NOTES AND THE REPRESENTATIVE OF THE LENDERS UNDER THE LIQUIDITY FACILITY AND OF AN INTERCREDITOR AGREEMENT (THE "SENIOR NOTES INTERCREDITOR AGREEMENT"), OF EVEN DATE WITH THE INDENTURE, BETWEEN THE TRUSTEE AND THE TRUSTEE FOR THE HOLDERS OF THE SENIOR NOTES.

THE LIENS GRANTED TO THE COLLATERAL AGENT TO SECURE THE PRINCIPAL, INTEREST, AND OTHER AMOUNTS PAYABLE HEREUNDER OR IN CONNECTION HEREWITH ARE SUBORDINATED IN PRIORITY TO THE LIENS GRANTED TO THE REPRESENTATIVE OF THE LENDERS UNDER THE LIQUIDITY FACILITY PURSUANT TO THE TERMS AND CONDITIONS OF THE LIQUIDITY FACILITY INTERCREDITOR AGREEMENT AND TO THE LIENS GRANTED TO THE TRUSTEE FOR THE HOLDERS

OF THE SENIOR NOTES PURSUANT TO THE TERMS AND CONDITIONS OF THE SENIOR NOTES INTERCREDITOR AGREEMENT.


                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.




                                       KOMAG, INCORPORATED


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       This is one of the Junior Secured Notes
                                       due 2007 described in the
                                       within-mentioned Indenture.
Dated: _____, 2002

BANK ONE TRUST COMPANY, NA,
  as Trustee



By:
   ------------------------------------
           Authorized Signatory

                             [Reverse Side of Note]

                               KOMAG, INCORPORATED

                          JUNIOR SECURED NOTE DUE 2007

                This Note is one of the duly authorized issue of debt securities of the Company designated as its "Junior Secured Notes due 2007" (herein called the "NOTES") issued under the Indenture dated as of _____________, 2002 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") among the Company, as issuer, and Bank One Trust Company, NA, as trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture). The terms of this Note include those stated in the Indenture and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holder hereof. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                1. Principal. The Company promises to pay to the Holder hereof on ___________, 2007 the entire unpaid principal amount of the Initial Principal Amount of this Note, as such amount may be increased through the addition of deferred interest pursuant to the immediately succeeding paragraph of this Note and the Indenture.

                2. Interest. The Company promises to pay interest on the principal amount of this Note outstanding from time to time (as such amount may be increased through the addition of deferred interest pursuant to the terms of the Indenture) at 12% per annum from _____, 2002 until maturity, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 14% per annum on any overdue principal and on any overdue installment of interest not duly paid or provided for, until paid. The Company shall pay interest at such rate monthly in arrears on the 15th day of each month, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on July 15, 2002 (each such day, prior to the maturity date of this Note, an "INTEREST PAYMENT DATE"). Interest shall be paid by an increase of the outstanding principal amount hereof in the manner and as more fully provided in the Indenture or, at the sole option of the Company, in cash. Interest on this Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance, until the principal amount hereof is paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                3.      Method of Payment.

                (a) The Company shall pay interest on this Note (except default interest) to the Person who is the registered Holder of this Note [at the opening of business on] [at the close of business on the ____ day of the month that includes] the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to default interest, and provided that if the Company elects to pay interest in cash, such interest shall be paid to the Person who is the registered Holder of this Note [at the opening of business on] [at the close of business on the ____ day of the month that includes] the Interest Payment Date (a "RECORD DATE"), even if this Note is cancelled after such Record Date and on or before such Interest Payment Date.

                (b) Attached to the Indenture as Schedule A is a schedule setting forth, assuming no interest is paid in cash, (x) the aggregate amount of deferred interest scheduled to be added to the aggregate principal amount of all of the Notes on each Interest Payment Date, and (y) the aggregate amount of interest scheduled to be paid in cash together with the principal amount of the Notes on the maturity date, all based on certain assumptions as to the payment of default interest and as to prepayments of principal are set forth in such Schedule. Such Schedule shall be supplemented by the Company in connection with any cash payment of interest, redemption or other prepayment of the Notes in accordance with Article 3 of the Indenture. The Trustee and Paying Agent shall be entitled to assume that interest due on each Interest Payment Date will be paid in kind, unless the Company notifies the Trustee and Paying Agent at least
__ Business Days prior to the relevant Record Date that such payment shall be made in cash.

                (c) This Note shall be payable as to principal, premium, interest and default interest, if any, paid in cash at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York, maintained for such purposes, or, at the option of the Company, payment of interest and default interest, if any, paid in cash may be made by check mailed to the Holder at its address set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and default interest, if any, paid in cash and premium on, this Note if the Holder thereof shall have provided wire transfer instructions to the Company and the Paying Agent 5 days prior to the payment date. Such wire transfer instructions will remain in effect until receipt of written direction changing or rescinding instructions. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                4. Paying Agent and Registrar. Initially, Bank One Trust Company, NA, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                5.      Indenture and Collateral Documents. The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb). This Note is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $7,000,000 in initial aggregate principal amount plus any increases in principal amount of the Notes as a result of the deferred payment of interest. The Notes are secured by the Collateral as set forth in the Collateral Documents. By its acceptance hereof, the Holder acknowledges and agrees that the Trustee has entered into the Liquidity Facility Intercreditor Agreement and the Senior Notes Intercreditor Agreement pursuant to which the liens granted to the Collateral Agent to secure the indebtedness evidenced hereby are subordinated to the liens securing the indebtedness under the Liquidity Facility and under the Senior Notes.

                6. Optional Redemption. The Company may redeem all or a part of this Note in accordance with Article 3 of the Indenture upon not less than 30 nor more than 60 days' notice, at the then principal amount outstanding thereof, plus, in each case, accrued interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, to the applicable redemption date (subject, in the case of a redemption on or after a Record Date but on or prior to the related Interest Payment Date, to the right of Holders of record on the relevant Record Date to receive interest, if any, that the Company has elected to pay in cash on the related Interest Payment Date). If less than all of the Notes are to be redeemed at any time of redemption, the Trustee shall select the Notes to be redeemed among the Holders in accordance with the Indenture.

                7. Mandatory Redemption. At any time the sum (the "AGGREGATE PROCEEDS") of (x) the aggregate amount of all Remaining Capital Raising Proceeds and (y) the aggregate amount of all Remaining Asset Sale Proceeds exceeds $5 million (each, a "MANDATORY REDEMPTION TRIGGERING EVENT"), the Company shall make a mandatory redemption of Senior Notes to the extent required under the Senior Notes Indenture (as defined in Indenture), and if any such Aggregate Proceeds remain after application to any such redemption of Senior Notes, the Company shall, within 60 days of such Mandatory Redemption Triggering Event, redeem the maximum principal amount of the Notes that may be redeemed out of any such remaining Aggregate Proceeds. Such redemption of the Notes shall be made upon not less than 15 nor more than 60 days' notice, at the principal amount outstanding thereof plus accrued interest thereon that has not been paid or duly provided for, to the applicable redemption date (subject, in the case of a redemption on or after a Record Date but on or prior to the related Interest Payment Date, to the right of Holders of record on the relevant Record Date to receive interest, if any, that the Company has elected to pay in cash on the related Interest Payment Date). If less than all of the Notes are to be redeemed at any time of redemption, the Trustee shall select the Notes to be redeemed among the Holders in accordance with the Indenture. Pending the final application of any Remaining Capital Raising Proceeds or Remaining Asset Sale Proceeds, the Company or the applicable Subsidiary, as the case may be, may invest such proceeds in Cash which shall be pledged to the Trustee for the holders of Senior Notes and, subject to the terms of the Senior Notes Intercreditor Agreement, the Notes, to the extent required by the Senior Notes Indenture, and to the extent not so required, shall be pledged to the Trustee as security for the Holders of the Notes. The outstanding principal amount of this Note shall be reduced by the aggregate amount of any redemption payment in respect of the Notes to be applied to this Note in accordance with Article 3 of the Indenture.

                The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes other than as set forth in this paragraph 7.

                8. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes in amounts of $100 or less shall be redeemed in part. If fewer than all Notes are to be redeemed at any time, Notes selected shall be in amounts of $100 or larger integral multiples of $1.00, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed. On and after the redemption date, interest shall cease to accrue on this Note or portions thereof called for redemption.

                9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations and integral multiples as provided in Section 2.1 of the Indenture. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Registrar and the Trustee may require the Holder of this Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of this Note or portion of this Note selected for redemption, except for the unredeemed portion of this Note being redeemed in part. Also, the Company need not exchange or register the transfer of this Note for a period of 15 days before a selection of Notes to be redeemed.

                10. Persons Deemed Owners. The registered Holder of this Note may be treated as its owner for all purposes.

                11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents (as defined in the Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in outstanding principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents may be waived with the consent of the Holders of a majority in outstanding principal of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to enter into additional or supplemental Intercreditor Agreements or Collateral Documents or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                12. Defaults and Remedies. Events of Default include: (a) default in the payment of (i) any installment of the principal of any Note when due or (ii) any installment of interest on any Note or other amount payable with respect to any Note for a period of 5 consecutive days from the date when due;
(b) failure by the Company or any of its Subsidiaries to perform or comply with the provisions described under Sections 4.10 through 4.22, 4.23(b), 4.24 through 4.27, 4.29 and 4.30 of the Indenture; (c) failure by the Company for 30 consecutive days to comply with any other term, covenant or agreement in any material respect, or the Company's breach of any representation or warranty in any material respect contained in, the Indenture, the Notes, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement or the other Collateral Documents; (d) (i) default by the Company or any of its Subsidiaries in the payment when due (giving effect to any applicable grace period) of any amounts owing under the Liquidity Facility (as defined in the Indenture) or the Senior Notes or any obligation or Indebtedness (other than those specifically arising under the Indenture) in excess of $1.0 million in aggregate amount, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement governing the Liquidity Facility or the Senior

Notes Indenture or entered into pursuant thereto or any agreement for such obligation or Indebtedness by which it is bound, in each case for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder accelerate the maturity thereof; provided, however, that any default under this subsection (d) with respect to the Liquidity Facility or the Senior Notes Indenture shall be deemed cured if such default shall have been cured by the Company or unconditionally waived by the lenders or the holders of the Senior Notes thereunder, as applicable, pursuant to the terms thereof; (e) the entering of one judgment or decree against the Company or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $5.0 million or the entering of one or more judgments or decrees involving in the aggregate a liability (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $10.0 million and, in all such cases, all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; (f) certain events relating to the Company, its ERISA Affiliates and their respective Pension Plans as more fully described in the Indenture; (g) the institution against the Company, or any of its Subsidiaries, of any proceeding for which forfeiture (to the extent not paid or covered by insurance or the third party indemnity of a solvent indemnitor) of any property equal to or greater than $5.0 million is a potential penalty and such proceeding shall not have been vacated or discharged within thirty (30) days of its institution; and (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries (other than any Non-Material Subsidiaries) as more fully described in the Indenture.

                In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries or in the case of the acceleration of the outstanding principal amount of any Senior Note or of any outstanding principal amount owing under the Liquidity Facility, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in outstanding principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in outstanding principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate outstanding principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

                The Company is required to deliver to the Trustee quarterly a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

                13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                14. Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

                15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

                16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                17. Governing Law. The Indenture and the Note shall be governed by, and construed in accordance with, the laws of the State of ______ as provided in the Indenture.

                The Company shall furnish to the Holder of this Note upon written request and without charge a copy of the Indenture, the Liquidity Facility Intercreditor Agreement, the Senior Notes Intercreditor Agreement, any of the other Collateral Documents and/or any schedule delivered under the Indenture supplementing or replacing Schedule A thereto. Requests may be made to:

Komag, Incorporated
1710 Automation Parkway
San Jose, California 95131-1873
Facsimile: (408) 944-9234

                                 ASSIGNMENT FORM

                To assign this Note, fill in the form below:




(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -------------------
                                Your Signature:
                                               ---------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                     ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                                 Principal Amount at
                         Amount of Decrease in      Amount of Increase in              Maturity                Signature of
                          Principal Amount at        Principal Amount at         of this Global Note        Authorized Officer
                               Maturity                    Maturity                 Following such            of Trustee or
Date of Exchange         of this Global Note*       of this Global Note*        decrease (or increase)*       Note Custodian
----------------         --------------------       --------------------        -----------------------       --------------











------------------------

* Without taking into account any increases in the principal amount of this Note attributable to the addition of deferred interest pursuant to the terms of this Note.







1